As filed with the Securities and Exchange Commission on March 15, 2013, File No.  333-179461

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROYAL BEES COMPANY, INC.

(Name of issuer in its charter)

Nevada	700	90-0589577
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

	123 W. Nye Lane, Ste. 129 Carson City, NV 89706 760-613-0041
	(Address and telephone number of principal executive offices and principal place of business

	Vladimir Lyashevskiy 123 W. Nye Lane, Ste. 129 Carson City, NV 89706 760-613-0041
	(Name, address and telephone number of agent for service)

	Copies to:

	Cletha A. Walstrand, Esq. 1322 Pachua Ivins, UT 84738 435-688-7317 435-688-7318 (FAX)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective. If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.      .

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company filer. See definition of “accelerated filer” and “large accelerated filer” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock par value $0.001	1,855,000	$0.12	$222,600	$25.50

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended. The 1,855,000 shares of common stock identified in the table above relate to the Resale Offering by twenty five (25) selling shareholders. This includes 1,000,000 shares beneficially owned by our current officer, director and affiliated person. There are a total of 10,855,000 shares of our common stock issued and outstanding as of March 15, 2013.

Our common stock is not traded on any national exchange. The selling shareholders may sell shares of our common stock at a fixed price of $0.12 per share for the duration of the offering. The offering shall terminate no later than 360 days from the effective date of this registration statement. The fixed price of $0.12 has been determined as the selling price based upon the original purchase price paid by a majority of the selling shareholders of $0.10.

There is no public market for our common stock. It is our intention to seek quotation on the OTC Bulletin Board subsequent to the date of this prospectus. The lack of a public market for our common stock may place purchasers of shares being offered at risk of having an illiquid security. There can be no assurance that any market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

The selling security holders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions must be at the fixed price of $0.12 for the duration of the offering. The offering shall terminate no later than 360 days from the effective date of this registration statement. The selling security holders may use any one or more of the following methods when selling shares: (i) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; (ii) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (iii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (iv) an exchange distribution in accordance with the rules of the applicable exchange; (v) privately negotiated transactions; (vi) effected short sales after the date the registration statement of which this Prospectus is a part is declared effective by the Securities and Exchange Commission; (vii) through the writing or settlement of options or other hedging transactions, whether through options exchange or otherwise; (viii) broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share; and (ix) a combination of any such methods of sale.

Investing in our common stock involves a high degree of risk. A potential investor should carefully consider the factors described under the heading “Risk Factors” beginning at page 7.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Under the recently enacted JOBS Act of 2012 (April 5, 2012) , the Company is deemed to be an “emerging growth” company (revenue under $1 Billion) will be subject to reduced public company reporting requirements. See "The Company: Jumpstart Our Business Startups Act" contained herein. We have elected to opt-in and make use of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act of 2012.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED March   ___, 2013.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities offered by this prospectus may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Dated March 15, 2013

ROYAL BEES COMPANY, INC.

The Securities Being Offered For Resale Are Shares of Common Stock of Royal Bees Company, Inc.

Shares offered by Security Holders in Resale Offering

1,855,000

This prospectus relates to 1,855,000 shares of Royal Bees Company Common Stock which are being offered in the Resale Offering, by the security holders named in this prospectus under the caption “Selling Security Holders.” The 1,855,000 shares of common stock are being offered by twenty five (25) selling shareholders. This includes 1,000,000 shares beneficially owned by our current officer, director and affiliated person. There are a total of 10,855,000 shares of our common stock issued and outstanding as of March 15, 2013.

Our common stock is not traded on any national exchange. The selling shareholders may sell shares of our common stock at a fixed price of $0.12 per share for the duration of this offering and thereafter at prevailing market prices or privately negotiated prices.

There is no public market for our common stock. It is our intention to seek quotation on the OTC Bulletin Board subsequent to the date of this prospectus. The lack of a public market for our common stock may place purchasers of shares being offered at risk of having an illiquid security. There can be no assurance that any market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. Both Affiliated and non-affiliated selling security holders must sell their shares at the fixed price of $0.12 per share for the duration of the offering. The offering shall terminate no later than 360 days from the effective date of this registration statement.

Should we change the offering price of our stock, we will file an amendment to this registration statement reflecting our new offering price. Our common stock is presently not traded on any market or securities exchange. There are no arrangements to place the funds raised in an escrow, trust or similar account.

The purchasers of common stock in this offering may be receiving an illiquid security.

We will not receive any proceeds from the resale of shares of common stock by the selling stockholders. We will incur all costs associated with this registration statement and prospectus.

Our common stock is not currently listed or quoted on any quotation medium and involves a high degree of risk. You should read the “RISK FACTORS” section beginning on page 7 before you decide to purchase any of our common stock.

Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, or will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

Item 3. Prospectus Summary.

This summary highlights certain information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding Royal Bees Company, Inc. (“Us,” “We,” “Our,” Royal Bees,” the “Company,” or “the Corporation”) and our financial statements and the related notes appearing elsewhere in this prospectus.

The Company Our Business

Royal Bees specializes in commercial pollination, harvesting honey and developing and producing various honey products. Royal Bees has been doing business under their current name since June 16, 2010, when it was organized in the state of Nevada.

Our initial focus is on providing pollination services, harvesting pure raw honey and selling honey products in Southern California. We currently have approximately 65 hives that we rent to local farmers for pollination services. We sell honey bottled in varying size jars, honey stix and ambrosia, a mixture of honey and bee pollen.  As the business grows, we intend to broaden our market area. We had no honey yield for 2012 due to inclement weather and we reduced our inventory of hives to 65 from the 270 we had at the beginning of 2012. Because we had no honey yield for 2012, we have a very limited amount of existing inventory to sell.

As of the date of this prospectus, we have commenced only limited operations.  We have not yet established profitable operations although we have generated revenue.  We had net sales of $25,361 with a net loss of ($43,748) for the year ended December 31, 2011.  For the nine months ended September 30, 2012, we had net sales of $46,808 and a net loss of ($31,675).  We estimate our monthly “burn rate” at $2,000 per month and we will likely need additional capital to continue operations.  We have had ($96,846) in cumulative losses since our inception.  These factors raise substantial doubts about our ability to continue as a going concern.  Further, there is no guarantee that our business will grow.

Our Statement of Organization:

We were incorporated in Nevada on June 16, 2010, as Royal Bees Company, Inc. Our principal executive offices are located at 123 W. Nye Lane, Ste. 129, Carson City, NV 89706. Our phone number is 760-613-0041.

The Offering Number of Shares Being Offered:

The selling security holders may sell up to 1,855,000 shares of common stock at $0.12 per share. Issuance of these shares to the selling security holders was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended. Affiliated selling security holders and Non-affiliated selling security holders will sell at the fixed price of $0.12 for the duration of the offering. Selling shareholders are underwriters as defined under the Securities Act of 1933.

Number of Shares Outstanding After the Offering:	10,855,000 shares of our common stock are issued and outstanding. We have no other securities issued.

Aggregate Market Price Based on Offering Price of $0.12 Per Share	Our aggregate market price is $1,302,600 based on 10,855,000 shares at a price of $0.12.

Stockholders’ Equity (deficit)as of September 30, 2012	($66,248)

Selected Financial Data -
Annual	December 31,	December 31,
	2011	2010
Current assets	7,260	33,740
Total assets	41,990	72,143

Total current liabilities	13,062	2,967
Total stockholders' equity (deficit)	(34,572)	9,176

Working Capital	(5,802)	30,773
Net Cash (Used) Provided by Operating Activities	(18,201)	(14,551)

Year Ended December 31,	2011	2010

Statement of Operations
Gross Profit	6,014	(858)
Operating Expenses	(49,762)	(20,564)
Net loss	(43,748)	(21,422)

Selected Financial Data-
Interim	September 30,	September 30,
	2012	2011
Current assets	784	6,719
Total assets	32,940	47,875

Total current liabilities	15,941	7,467
Total stockholders' equity (deficit)	(66,248)	(19,593)

Working Capital	(15,157)	(748)
Net Cash (Used) Provided by Operating Activities	(10,274)	(11,355)

9 months Ended September 30,	2012	2011

Statement of Operations
Gross Profit	26,957	7,473
Operating Expenses	(58,632)	(36,241)
Net loss	(31,675)	(28,768)

RISK FACTORS

Before you invest in our common stock, you should be aware that there are risks, as described below. You should carefully consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock. Any of the following risks could adversely affect our business, financial conditions and results of operations.

Risks Related To the Company

Our Auditor Has Expressed Substantial Doubt About Our Ability To Continue As A Going Concern.

These financial statements included with this registration statement have been prepared on a going concern basis. We have a working capital deficiency of $15,157, and have accumulated a retained deficit of $96,846 since inception as of  September 30, 2012. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and repay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern. The Company to date has funded its initial operations through the issuance of shares of capital stock and loans from related parties in the amount of $83,247. Management plans to continue to provide for its capital needs by the issuance of common stock and related party advances. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

We Have a Limited Operating History.

We have a limited operating history and cannot predict if we will be successful in pursuing our business.  We commenced operations as Royal Bees Company, Inc. on June 16, 2010 and only have two years of operations.  We have not yet generated a profit from our business and may not be able to ever generate a profit.

The Costs of Being a Public Company are High and Our Officer/Director has no Experience in Running a Public Company.

The costs associated with being a public company include auditing fees, legal fees, filing fees, Director and Officer Insurance and other costs.  These costs will significantly increase our overhead and impact our bottom line.  In order to remain a public company, we will have to comply with the U.S. Securities and Exchange Commission’s rules and regulations which include periodic reporting.  The mandatory compliance and reporting requirements are costly and time consuming.  We estimate that our added costs of being a public company will be approximately $20,000 per year but it may be more.  Further, our officer and director has no prior experience in running a public company.  This lack of experience may impact our ability to remain compliant.

It Is Likely We Will Need Additional Capital To Continue Operations.

We estimate that cash flow from operations will not be sufficient to meet our immediate capital needs for the next twelve months.  We may require up to $25,000 of additional capital depending on weather conditions during pollination season.  We are not presently engaged in any capital raising activities but we anticipate we may engage in one or more private offerings of our common stock in the future to raise any needed capital.  We may not be able to attract additional capital at favorable rates and may have to sell additional shares at prices lower than what our current shareholders paid for their shares.  If we are not able to raise additional capital when needed and are unable to meet our capital requirements from current cash flows, our business may fail.

We Engage In Beekeeping Activities Which Involve A High Degree Of Risk.

The beekeeping industry can be significantly affected by any number of conditions.  Pests and disease organisms present significant risk of losing bees and consequently, any honey crops. Weather and natural disasters such as flood, fire and severe storms can also have a debilitating effect on beehives.  Pesticides are yet another factor that can cause risk to beehives.  Colony collapse disorder or COD, which is a phenomenological happening can seriously affect our beehives.  These factors can negatively affect our ability to provide pollination services and honey products.

Inclement weather in 2012 severely impacted our operations.

Low temperatures during our peak pollination and honey making season created a situation where the bees did not produce honey.  We had no honey yield for the 2012 season.  As a result of the weather, we reduced our number of bee colonies from 270 to 65 and are in the process of re-building our bee colonies and honey inventory.  There is no assurance that our 2013 season will be successful with a honey yield.  The weather is unpredictable and can severely impact our operations.

Our Bees May Be Impacted By Pests, Disease Organisms and Pesticides Resulting In A Negative Impact On Our Operations.

Pests such as tracheal mites, Varroa mites and Wax Moths are some of the pests commonly found in beehives which either severely damage a bee colony or entirely wipe out a colony.  American Foulbrood and European Foulbrood diseases are bacterial diseases affecting bee larvae and pupae.  American Foulbrood disease is lethal while bees usually recover from the European Foulbrood disease.  Various pesticides and insecticides used on plants can be harmful to bees resulting in death or transmittal of the poison to the colony.  Our colonies may also be subject to Colony Collapse Disorder, a phenomenological happening wherein the worker bees from a specific beehive suddenly vanish causing the hive to die off.  Although we employ preventative measures and watch our hives closely, any of these risks may impact our hives and our ability to provide pollination services and honey products.

The Competitive Conditions In The Beekeeping Industry Could Increase Our Costs, Reduce Our Revenues And Earnings And Otherwise Adversely Affect Our Results Of Operations And Cash Flows.

The beekeeping industry is very competitive and we will be competing with a broad range of companies who provide similar services and products including, state, regional and local businesses.  Our ability to provide services and products at a competitive price is critical to our continued operations.  Some of our competitors have greater financial resources, more established market positions and better opportunities for pollination contracts and have lower costs of capital, labor and material than us.

Our Business Is Concentrated In A Geographic Area Which Increases Our Exposure To Localized Risks.

We currently provide beekeeping services in the San Diego and Bakersfield, CA area. Our limited geographic diversity means that adverse general economic, weather or other conditions in this market could adversely affect our results of operations and cash flows or our ability to grow our business. Due to our focus on the Southern California area market, we do not yet have the resources or the market knowledge to expand our services and products to other parts of the United States.

Our Growth Strategy To Expand Into New Geographic Areas Poses Risks.

In order to expand our market area we will need to invest in additional hives and associated equipment.  We will also have to find new customers for our pollination services and honey products.  We may not be able to successfully manage the risks of such an expansion, which could have a material adverse effect on our revenues, earnings, cash flows and financial conditions.

We Are Dependent On The Services Of A Certain Key Employee And The Loss Of His Services Could Harm Our Business.

Our success largely depends on the continuing services of our Chairman and Chief Executive Officer, Vladimir Lyashevskiy.  Our continued success also depends on our ability to attract and retain qualified personnel. We believe that Mr. Lyashevskiy possesses valuable industry knowledge, experience and leadership abilities that would be difficult in the short term to replicate. The loss of him as a key employee could harm our operations, business plans and cash flows.

We May Encounter a Conflict of Interest.

Our sole officer and director and majority shareholder, Vladimir Lyashevskiy controls the operations and business decisions of the company.  This could create a conflict of interest between Mr. Lyashevskiy and the company.  There is no assurance that conflicts can be avoided or decided in the best interest of the company and its minority shareholders.

Our Growth Requires Additional Capital, Which May Not Be Available.

The beekeeping industry requires significant expenditures for equipment, supplies, bee replenishment  and hives.  In order to execute our growth strategy, we anticipate that we will need to obtain additional financing as we expand our operations. These funds may be obtained through public or private debt or equity financings, bank borrowings or from strategic alliances or joint ventures. We may not be successful in obtaining additional funds in a timely manner or favorable terms or at all.  If we do not have access to additional capital, we may be required to delay, scale back or abandon some or all of our growth strategies or reduce capital expenditures and the size of our operations and as a result may experience a material adverse affect on our business, results of operations and cash flows.

Our Business, Revenues, Earnings And Cash Flows May Be Adversely Affected By Adverse Weather Conditions Or Natural Disasters.

Adverse weather conditions, such as extended periods of rain, and natural disasters, such as hurricanes, tornadoes, floods and fires, can cause damage to hives. To the extent that natural disasters or adverse weather events occur, our business and results may be adversely affected. To the extent our insurance is not adequate to cover business interruption losses or repair costs resulting from these events, our revenues, earnings and cash flows may be adversely affected.

Risks Related To This Offering

There Is No Public Market for Our Shares, and There We Do Not Know If One Will Develop Due to the Limited Demand for Stocks In the Business Services We Offer.

Purchasers of these shares are at risk of no liquidity for their investment. Prior to this offering, there has been no established trading market for our securities, and we do not know that a regular trading market for the securities will develop. We will be offering shares for sale in a company that has very limited operations.  Due to the limited services we offer, we anticipate that demand for our shares will not be very high. If a trading market does develop for the securities offered hereby, we do not know if it will be sustained. We plan to apply to have our stock quoted on the over-the-counter (“OTC”) Electronic Bulletin Board. Such application will be filed with the Financial Industry Regulatory Authority (“FINRA”). We must obtain the services of a FINRA approved broker-dealer/market maker to file an application for our company and we do not know if such market maker will be to obtain a listing or if an established market for our common stock will be developed.

Since We Are Selling up to 1,855,000 Shares of Our Common Stock on a Self-underwritten Basis, Purchasers, If Any, Will Not Have the Benefit of an Underwriter or Broker Selling Our Shares.

In our resale offering, we are selling up to a maximum of 1,855,000 shares of our common stock on a self-underwritten basis. We are less likely to sell the shares we are offering on a self-underwritten basis than if we were selling the shares through an underwriter. By selling our stock on a self-underwritten basis, we will not be able to utilize the services of an underwriter to offer or sell our securities for us. We will undertake on our own to market and sell the securities to the public. We have not set a minimum with respect to the amount of our securities that we intend to sell. Even if a purchaser buys shares of our common stock, we may not be able to sell any other additional shares proposed for sale pursuant to this offering. This may cause our stockholders to lose all or a substantial portion of their investment.

Because it May Be Difficult to Effect a Change in Control of Royal Bees Company, Inc. Without Current Management Consent, Management May Be Entrenched Even Though Stockholders May Believe Other Management May Be Better and a Potential Suitor Who May Be Willing to Pay a Premium to Acquire Us May Not Attempt to Do So.

Vladimir Lyashevskiy, President and Director, currently holds 10,000,000 shares of our outstanding voting stock, of which 1,000,000 shares are being registered in this offering.  If Mr. Lyashevskiy chooses to keep all of his stock (that is, he sells none of his stock during this offering), Mr. Lyashevskiy could retain his status as the controlling security holder. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of the Company and entrenching current management even though stockholders may believe other management may be better. Potential suitors who otherwise might be willing to pay a premium to acquire us may decide not to acquire us because it may be difficult to effect a change in control of us without current management’s consent. Mr. Lyashevskiy has the ability to control the outcome on all matters requiring stockholder approval, including the election and removal of directors; any merger, consolidation or sale of all or substantially all of our assets; and the ability to control our management and affairs.

The Possible Sale of Shares of Common Stock by Our Selling Security Holders May Have a Significant Adverse Effect on the Market Price of Our Common Stock Should a Market Develop.

The 1,855,000 shares of common stock owned by the selling security holders will be registered with the U.S. Securities Exchange Commission. The security holders may sell some or all of their shares immediately after they are registered. In the event that the security holders sell some or all of their shares, the price of our common stock could decrease significantly.

Our ability to raise additional capital through the sale of our stock in a private placement may be harmed by these competing re-sales of our common stock by the selling security holders. Potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock. The selling of stock by the security holders could be interpreted by potential investors as a lack of confidence in us and our ability to develop a stable market for our stock. The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock. These sales may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do.

Our Lack of Business Diversification Could Result in the Devaluation of Our Stock if our Revenues From Our Primary Products Decrease.

We expect our business to solely consist of pollination and honey products. We do not have any other lines of business or other sources of revenue if we are unable to compete effectively in the marketplace. While our lack of diversification has not hurt our profitability in the past, our expansion of operations may impact our lack of diversity. This lack of business diversification could cause you to lose all or some of your investment if we are unable to generate additional revenues since we do not expect to have any other lines of business or alternative revenue sources.

There Has Been No Independent Valuation of the Stock, Which Means That the Stock May Be Worth Less Than the Purchase Price.

The per share purchase price has been determined by us without independent valuation of the shares. We established the offering price based on our recent sale of stock at $0.10, not based on perceived market value, book value, or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

Investors May Never Receive Cash Distributions Which Could Result in an Investor Receiving Little or No Return on His or Her Investment.

Distributions are payable at the sole discretion of our board of directors. We do not know the amount of cash that we will generate, if any, once we have more productive operations. Cash distributions are not assured, and we may never be in a position to make distributions.

The Penny Stock Rules Could Restrict the Ability of Broker-Dealers to Sell Our Shares Having a Negative Effect on Our Offering.

The SEC has adopted penny stock regulations which apply to securities traded over-the-counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser’s written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market. Trading in our common stock will be subject to the “penny stock” rules. Due to the thinly traded market of these shares investors are at a much higher risk to lose all or part of their investment. Not only are these shares thinly traded but they are subject to higher fluctuations in price due to the instability of earnings of these smaller companies. As a result of the lack of a highly traded market in our shares investors are at risk of a lack of brokers who may be willing to trade in these shares.

Risk Factors Related to the JOBS Act

We Are An “Emerging Growth Company” And We Intend To Take Advantage of Reduced Disclosure And Governance Requirements Applicable to Emerging Growth Companies, Which Could Result in Our Stock Being Less Attractive to Investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years.

The term ‘‘emerging growth company’’ means an issuer that had total annual gross revenues of less than $1,000,000,000 during its most recently completed fiscal year. An issuer that is an emerging growth company as of the first day of that fiscal year shall continue to be deemed an emerging growth company until the earliest of:

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non- convertible debt; or

(D) the date on which such issuer is deemed to be a ‘‘large accelerated filer’’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’’.

Our Election To Take Advantage Of The JOBS Act’s Extended Accounting Transition Period May Not Make Its Financial Statements Easily Comparable to Other Companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company we can elect to take advantage of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. We have elected take advantage of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the standard for the private company. This may make comparison of our financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used .

The JOBS Act Will Also Allow Us To Postpone The Date By Which We Must Comply With Certain Laws And Regulations Intended To Protect Investors And Reduce The Amount Of Information Provided In Reports Filed With The SEC.

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. We meet the definition of an emerging growth company and so long as we qualify as an “emerging growth company,” we will, among other things:

•

be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting.

•

be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd-Frank Act relating to compensation of our chief executive officer;

•

be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

•

be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements

We currently intend to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an “emerging growth company,”.

As Long As We Qualify As An Emerging Growth Company, Our Independent Registered Public Accounting Firm Will Not Be Required to Attest To The Effectiveness Of Our Internal Control Over Financial Reporting.

Because we have elected to take advantage of the extended time periods for compliance with new or revised accounting standards provided for under Section 102(b) of the JOBS Act, among other things, this means that our independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as we qualify as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as we qualify as an emerging growth company, we may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate us. As a result, investor confidence in us and the market price of our common stock may be adversely affected.

A NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Royal Bees Company, Inc. described in “Risk Factors” and elsewhere in this prospectus. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements include:

(a)

an abrupt economic change resulting in an unexpected downturn in demand;

(b)

catastrophic loss of our hives;

(c)

over-abundance of companies providing pollination services and honey products;

(d)

insufficient economic resources to support the growth of our business;

(e)

access to potential clients; and

(f)

lack of working capital that could hinder our growth plans.

Item 4. Use of Proceeds.

We will not receive any proceeds from the sale of the common stock offered through this Prospectus by the selling shareholders.

Item 5. Determination of Offering Price.

The price of the shares we are offering was arbitrarily determined by us. The offering price bears no relationship whatsoever to our assets or earnings. Among factors considered were:

(a)

Our recent sales of securities under Section 4(2) of the Securities Act of 1933, as amended, at $0.10 per share,

(b)

Our relative cash requirements, and

(c)

Our management expertise.

Item 6. Dilution.

1,855,000 shares of the common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, it will not cause dilution to our existing shareholders.

Item 7. Selling Security Holders.

This prospectus will be used for the offering of shares of our common stock owned by selling security holders. The selling security holders may offer for sale up to 1,855,000 of the 10,855,000 shares of our common stock issued to them. Selling security holders, Affiliates and Non-affiliates must sell their shares at $0.12. We will not receive any proceeds from such sales. The resale of the securities by the selling security holder is subject to the prospectus delivery and other requirements of the Securities Act. All selling security holders have been advised to notify any purchaser of their shares that none of the proceeds from the sale of their stock will go to the Company. All expenses of this offering are being paid for by us on behalf of selling security holders. The following table sets forth information on our selling security shareholders. Explanatory footnotes relating to the footnote references appearing in the headings of this table are set forth below.

Table 1.0 Selling Security Holders

Name of Security Holder	Shares beneficially owned as of the date of prospectus(1)	Percent owned as of the date of this prospectus	Maximum number of shares to be sold pursuant to this prospectus	Percent owned after offering is complete(2)	Position, office or other material relationship to the Company within last three years

Cory Burke	5,000.046%		5,000	-0-	None
Shannon Burke	5,000.046%		5,000	-0-	None
Chase Family Trust (3)	100,000.092%		100,000	-0-	None
Simona Cherlin	50,000.46%		50,000	-0-	None
Kellie Claudio	5,000.046%		5,000	-0-	None
C.M. Cruse III	140,000	1.289%	140,000	-0-	None
Dan R. Ellis	5,000.046%		5,000	-0-	None
Laura Faustine	5,000.046%		5,000	-0-	None
Norita Griffiths	5,000.046%		5,000	-0-	None
Michael Gronau	50,000.46%		50,000	-0-	None
David Hogben	10,000.092%		10,000	-0-	None
Laura Judd	5,000.046%		5,000	-0-	None
Sergei Kaminskiy	40,000.36%		40,000	-0-	None
Nadia Kolivayko	10,000.092%		10,000	-0-	None
Alexander Korsakov	20,000.184%		20,000	-0-	None
Vladimir Lyashevskiy	10,000,000	92.12%	1,000,000	82.91%	Sole Officer
Wesley Miller	50,000.46%		50,000	-0-	None
Julie Nicholson	10,000.092%		10,000	-0-	None
Dennis O’Conner	220,000	2.026%	220,000	-0-	None
Al Pasich	5,000.046%		5,000	-0-	None
Jacob Rabinovich	5,000.046%		5,000	-0-	None
Denise Redden	10,000.092%		10,000	-0-	None
World Ventures, LLC(4)	50,000.46%		50,000	-0-	None

(1)

The number of shares represented by this column also includes shares owned by any spouse or minor child of a selling shareholder.

(2)

 The percentage held in the event all of the 1,855,000 shares in the Resale Offering are sold.

(3)

The Chase Family Trust is controlled by Dick F. Chase, Jr. who has voting and dispositive power with respect to the shares being offered by the Chase Family Trust. (4) World Ventures, LLC is controlled by Natalie Moores who has voting and dispositive power with respect to the shares being offered by World Ventures, LLC.

All of the shares offered by this prospectus may be offered for resale, from time to time, by the selling shareholders, pursuant to this prospectus, in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, at fixed prices that may be changed, at negotiated prices, or otherwise. The selling shareholders may effect these transactions by selling their future shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the selling shareholders is an “underwriter” within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales. In the event the selling security holders sell all of their shares in the secondary offering they will own no shares in the company upon completion of the secondary offering.

Item 8. Plan of Distribution.

Resale Offering

Our affiliated and non-affiliated selling security holders, or their pledges, donees, transferees, or any of their successors in interest selling shares received from the selling security holders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling security holders), may sell their shares of common stock from time to time at the fixed price of $0.12 per share, or their pledges, donees, transferees, or any of their successors in interest selling shares received from the selling security holders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling security holders), may sell their shares of common stock from time to time at the fixed price of $0.12 per share for the duration of this offering in a post-effective amendment to this registration we will disclose pledges, donees and other transferees of the selling security holders, if any, as selling security holders. The selling security holders may sell their shares of common stock by one or more of the following methods, without limitation:

(a)

On such public markets as the common stock may from time to time be trading;

(b)

In privately negotiated transactions;

(c)

Through the writing of options on the common stock;

(d)

In short sales; or

(e)

In any combination of these methods of distribution.

In the event any of our selling security holders agree to sell their shares to a broker-dealer as a principal and the broker-dealer acts as an underwriter, we will file a post-effective amendment to our registration statement disclosing the name of the broker-dealer, providing information on the plan of distribution, and reflecting any other necessary changes. Any broker-dealer that will be involved must seek and obtain clearance of the underwriting compensation and arrangements from the FINRA Corporate Finance Department prior to the sale of any securities by the broker-dealer.

The selling security holders may also transfer their shares by gift.

We do not know of any arrangements by the selling security holders for the sale of any of their shares. The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals, or as an agent of the selling security holders. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The selling security holders may also sell their shares in accordance with Rule 144 under the Securities Act when eligible, rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus. From time to time, the selling security holders may pledge, hypothecate, or grant a security interest in some or all of the shares owned by them. The pledges, secured parties, or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of selling security holders’ shares offered under this prospectus will decrease as and when they take such action. The plan of distribution for the selling security holders’ shares will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales. The selling security holders and any broker-dealers participating in the distributions of the shares are “underwriters” within the meaning of Section 2(11) of the Securities Act. Any profit on the sale of shares by the selling security holders and any commission or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts.

There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable “cooling off” periods prior to the commencement of such distribution. Also, the selling security holders are subject to application provisions that limit the timing of purchasers and sale of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering with the U.S. Securities Exchange Commission, they are required to comply with Regulation M. In general, Regulation M precludes the selling security holders, any affiliated purchasers, and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. The selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Item 9. Description of Securities to be Registered.

General

We are authorized to issue up to 100,000,000 shares of common stock, $.001 par value per share, of which 10,855,000 shares are issued and outstanding.

Common Stock

Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock and the common stock is not subject to call. The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

All of the issued and outstanding shares of common stock are fully paid, validly issued and non-assessable as determined by our legal counsel, Cletha A. Walstrand, Esquire, whose opinion appears elsewhere as an exhibit to this prospectus.

Preferred Stock

We currently have no provisions to issue preferred stock.

Debt Securities

We currently have no provisions to issue debt securities.

Warrants

We currently have no provisions to issue warrants.

Dividends

We have paid no cash dividends on our common stock since inception in June 16, 2010. We anticipate that any earnings, in the foreseeable future, will be retained for development and expansion of our business and we do not anticipate paying any further cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations, and other relevant factors.

Shares Eligible for Future Resale

Upon the effectiveness of the registration statement we will have 1,855,000 outstanding common shares registered for resale by the selling shareholders in accordance with the Securities Act of 1933.

Prior to this registration, no public trading market has existed for shares of our common stock. The sale, or availability for sale, of substantial amounts of common stock in the public trading market could adversely affect the market prices for our common stock.

Item 10. Interest of Named Experts and Counsel.

R.R. Hawkins & Associates International, a PC, (“Hawkins”), independent certified public accountants, has provided audited financials for Royal Bees Company, Inc. for December 31, 2011 and 2010.  The date of the report for these audited financials is January 24, 2013. Hawkins, whose report is contained herein, was paid in cash for services rendered. Therefore, it has no direct or indirect interest in us. Hawkins’ report was given based on their authority as an expert in accounting and auditing.

Cletha A. Walstrand, Esquire is counsel for our Company who has given an opinion on the validity of the securities being registered, which opinion appears elsewhere in this registration statement. Ms. Walstrand has no direct or indirect interest in us.

Item 11. Information with Respect to the Registrant.

Description of Business

We were originally incorporated on June 16, 2010 under the laws of the State of Nevada. Since inception, we have engaged in pollination services and selling honey products.  We have office space at 123 W. Nye Lane, Suite 129, Carson City, NV 89706.  Royal Bees currently only requires minimal office space.

We are in the business of providing bee pollination services and harvesting, developing, producing and selling various honey and bee products both wholesale and retail.  Our current market it limited to the San Diego and Bakersfield, California area.  We intend to eventually expand our market area as our operations increase.

Our bee yards or apiaries are located in San Marcos, Escondido and Valley Center, California.  Our website is www.royalbees.com.

As of the date of this prospectus, we have commenced only limited operations.  We have not yet established profitable operations although we have generated revenue.  We had net sales of $25,361 with a net loss of ($43,748) for the year ended December 31, 2011. For the nine months ended September 30, 2012, we had net sales of $46,808 and a net loss of ($31,675).  These factors raise substantial doubts about our ability to continue as a going concern.

In addition to bee pollination services we offer a range of products including bottled honey, wax, pollen, royal jelly, nucs and bee queens.

We currently maintain approximately 65 hives. We had no honey yield for 2012 due to inclement weather. We rent our hives to local farmers for pollinating their crops.  We lease the hives for $120 per month and our hives are typically leased out for 1 month of the year.  Hive production varies, but a healthy bee colony in California can produce around 150 - 180 pounds of honey each year.  Honey is produced and sold on a retail level, through farmers’ markets, local grocers, and health food stores and to wholesale clients such as breweries.  Asking prices can vary widely, but $5-12 per pound is typical for bottled honey and around $2.50 per pound ($6 per quart) for bulk honey.  Additional honey products include flavored honey, whipped honey, honey butter, honey flavored candies.

Beeswax is also a lucrative product which is used for beeswax candles and cosmetic products.  Bee pollen, also called bee bread or ambrosia, is reputed to have health benefits when consumed and is sold in health food stores.  Propolis, a resinous substance found in beehives, is used commercially in musical instruments, chewing gum, and car wax.  It is also used medicinally as an antimicrobial, an emollient, and an anti-inflammatory.  Finally, royal jelly, a bee secretion, is used in some beauty products and is also reported to provide beneficial health effects to those consuming it.

We estimate that approximately 50% of our revenues will be derived from sales of honey and honey bee products and the balance of our revenue through leasing our beehives for pollination.  For the year ended December 31, 2010, 100% of our revenue was from the sale of honey.  For the year ended December 31, 2011, honey sale accounted for 56.6% of our revenue, 39.45% was from beehive rental, 3.69% from Bee Nuc sales and 0.26% of our revenue was from swarm removal service.

We currently make sales online through our website, www.royalbees.com.  We also sell our products to a cosmetic company, Golden State Natural Products, Inc.  Other distribution channels for our products include retail stores, local organic food companies and delivery companies including Naturally to Your Door, Inc., www.naturallytoyourdoor.com, and Organic to You, www.organictoyou.org.

Principal Products or Services and Their Markets

Pollination

Our main service is bee pollination.  According to Agricultural Marketing Resource Center’s report published March 2012, there is an increased demand for crop pollination services due to shortage of honeybee supply.  US Department of Agriculture reports California as the largest producer of agricultural products with tree nuts being the top export at $3.1 billion in 2008.    We estimate that more than 1.6 million bee hives will be required each year to pollinate California’s almonds.  The California Field Office of the USDA’s National Agricultural Statistics Service reported an estimated 810,000 acres of California almonds in 2008.  Typically, commercial beekeepers rent two or more hives per acre to adequately pollinate 70 – 120 tress found on each acre.

Almond is not the only culture which requires bees for pollination.  With more than 100 crops in California requiring pollination to reproduce, flower or yield, honeybees are in high demand as the most efficient of all pollinators.

Natural cross-pollination can be difficult in areas where land development has eliminated the natural habitat of pollinating insects, and widespread disease among bee colonies has increased the demand for “bees for rent.”

We currently charge $120 per hive for the 4 to 6 week bee pollination service period, typically from February until March.  We deliver hives to the requested location for almond pollination services where they stay during the blooming season which typically lasts 4 to 6 weeks.

Bees Sales

As a part of our business model, we sell nucs, or Nucleus Colonies which are small honey bee colonies created from larger colonies.  The term refers both to the smaller size box and the colony of honeybees within it.  The name is derived from the fact that a nuc hive is centered around a queen – the nucleus of the honey bee colony.  We also sell queen bees.

Swarm Removal

We offer bee swarm removal services.  We charge a flat fee of $100 plus travel if outside our immediate area, for swarm removal if the bees are outside the building structure or simply hanging from an object such as a tree or near a pool, waterfall or a pond.  Cost for swarm removal from a structure is on a case by case basis.

Swarm removal services are typically rendered from July to October which is the swarming season.

Honey Products

Honey is described as a sweet product created by honey bees and other species, derived from flower nectar.  Honey does not need any more products to be added to it.  It is naturally made and gets it sweetness from monosaccharides fructose and glucose that have about the same sweetness as granulated sugar.  Honey is often used for baking and as a substitute over sugar and other kinds of sweeteners.

Honey has several uses such as for cooks, chefs, dieters and therapists.  Some of the main uses of honey include baking, cooking, bread spreads, tea and food sweetener and skin rejuvenation.  Honey is used in different commercial beverages to make these sweeter.  It is the main ingredient in mead, also called honey beer or honey wine.

The National Honey Report dated June 15, 2012 published by the USDA, Fruit and Vegetable Programs, reported that some beekeepers will run out of honey this year for the first time in 41 years with honey prices edging up with no supply on hand.  In his report to the American Honey Producers Association on January 5, 2012, Ron Phipps delivered the International Honey Market Report and stated that 2012 begins with an international shortage of honey.  Prices for our local honey have nearly doubled in the past three years, reflecting what we believe is a high demand for the product.  Honey produced from the nectar of certain trees, such as tulip poplar, sourwood, and basswood often bring a premium price.  Our market options include farmers’ markets, health food stores, roadside stands and agritourism sites among others.  We will also consider selling our honey in bulk to a honey packer or cosmetics companies dependent on honey for their product development.

We sell bottled honey in varying size jars, 1 lb. glass jar, 1 lb. plastic squeeze jar and 60 lb. pail.  We also sell honey stix and ambrosia, a mixture of honey and bee pollen. We had no honey yield for the 2012 season due to inclement weather. We have approximately 120 1# jars of honey in existing inventory. We typically sell our 1# jars of honey for $4.75 each, therefore we only have about $570.00 in existing retail inventory.

Beeswax is another product created by bees that has several functions.  Beeswax is commercially used to create cosmetic products, fine candles and pharmaceutical products.  It is used in furniture and shoe polish.  Beeswax is the base for modeling waxes.  Beeswax can be used as an adhesive material and as an ingredient to moustache wax and hair pomades.  It is also used as a skin product when mixed with oil based creams and petroleum jelly.

Our Operations

Beekeeping is not a seasonal enterprise, but requires year-round management.  We regularly open each hive to examine the condition of the brood, check food stores, look for signs of disease and pests and perform various hive maintenance tasks.  Every other spring the queen is replaced.

While some inspections can be brief, it is important that the hive be examined in a timely manner throughout the year.  Swarming, which greatly reduces hive strength, is most often associated with overcrowding in the hive.  To avoid swarming and mites infestation, we work year-round to maintain quality hives to insure the premium price during the pollination services.

We collect honey during the honey season which is typically March through July.  The collection period varies each year and heavily depends on weather conditions.  Collecting honey is achieved by using smoke from a bee smoker to pacify the bees.  The frames with sealed honeycombs are removed from the hives and the honey is extracted from that, using a honey extractor.  The honey is then filtered and put into 55 gallon barrels from which is it bottled into container and jars.  It takes from one to two months from extracting honey from the frames to finally bottling it into jars.

Flavors of honey depend on the nectar source.  Mono-floral, in demand honeys such as buckwheat, star thistle, sour-wood, tulip poplar, clover, orange, lavender, and tupelo generally command higher prices.  Most of our honeys are orange, buckwheat and avocado.  We never process, treat or expose our honeys to heat ensuring all the active living enzymes and antioxidants are intact.  Our honey comes in its pristine form directly from the hive.

Our Competition

The market for honey and bee products is highly competitive.  Additionally, since more and more attention is being brought to the subject of healthy eating, consumption and application of organic products, there have been an increasing number of new entrants, honey suppliers and honey packers penetrating the local market.

There is a fierce competition in the pollination industry.  Almond pollination season attracts beekeepers from the entire United States and Australia.  According to the Almond Board of California, about 4,000 commercial beekeepers are bringing their hives for pollination each year.

Some of our competitors include San Luis Rey Apiary, Chaparral Honey, R&E Beekeeping, Julian Honey Company, Cary’s Honey Farms and others.  Many of our competitors sell all or most of their honey wholesale to one or more honey packers or cosmetics companies.

Many of these businesses have longer operating histories and significantly greater financial, technical, marketing and managerial resources than we do.  We expect that we will continue to face additional competition from new entrants into the market in the future.

Status of Any Publicly Announced New Product or Service.

We have not developed any new or unique products or services that would make us stand above our competition. While the Internet will provide a new tool for advertising and customer interface, there has been no significant change in the services we provide. We will be utilizing the Internet as a mainstay of our future advertising and support for our future sales representatives. Additionally our research will be focused on how our competitors are utilizing advanced technology and changes in building methods.  We do not currently have a sales force other than our officer and director, however, we will be researching how to expand sales force to offer our products in the best manner.

Dependence on Limited Customers

We do not have to rely on any one or a limited number of customers for our business. We hope to further increase our client base as we expand operations. Accordingly, we may have to rely on our core market in the San Diego and Bakersfield, CA area while we attempt to acquire other customers within such market.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

At the present time we do not own or have any domain names, patents, trademarks, licenses (other than the usual business license), franchises, concessions, royalty agreements or labor contracts. However, in the future, our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing upon the proprietary right of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guarantee that:

(a)

these agreements will not be breached;

(b)

we would have adequate remedies for any breach; or

(c)

our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guarantee that our actions will be sufficient to prevent imitation or duplication of either our products or services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

Government Regulation

We are subject to a limited variety of local, state, and federal regulations. While we believe that our operations are in compliance with all applicable regulations, there can be no assurances that from time to time unintentional violations of such regulations will not occur. We are subject to federal, state and local laws and regulation applied to businesses, such as payroll taxes on the state and federal levels. In general, our beekeeping activities are subject to local business licensing requirements. Our current business requires that we comply with state corporate filings, city or county business license and the necessary business liability insurance. The requirements of these regulations are minimal and do not cause any undue burden.

Internet access and online services are not subject to direct regulation in the United States. Changes in the laws and regulations relating to the telecommunications and media industry, however, could impact our business. For example, the Federal Communications Commission could begin to regulate the Internet and online service industry, which could result in increased costs for us. The laws and regulations applicable to the Internet and to our services are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations.

Our Employees

Our President and Director, Vladimir Lyashevskiy, is our sole employee.

Description of Property

We do not own any real property. Our business is presently operated from the residence of our President.  We do not pay rent to our President.  We do not lease property to store our bees.

Legal Proceedings

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters

Our common stock is not quoted or traded on any quotation medium at this time. We intend to apply to have our common stock included for quotation on the Over-The-Counter Bulletin Board (“OTC Bulletin Board”). There can be no assurance that an active trading market for our stock will develop. If our stock is included for quotation on the OTC Bulletin Board, price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Should a market develop for our shares, the trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, , changes in financial estimates by securities analysts, announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, additions or departures of key personnel, sales of common stock and other events or factors, many of which are beyond our control. In addition, the stock market in general, as experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance. Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of one or more of our products or services may cause the market price of our common stock to fluctuate substantially for reasons which may be unrelated to operating results. These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

At the present time we have no outstanding options or warrants to purchase securities convertible into common stock.

There are 855,000 shares of common stock that could be sold by the selling shareholders according to Rule 144 that we have agreed to register. A brief description of Rule 144 follows:

The common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any shares purchased by an ”affiliate.” An “Affiliate” is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control of the issuer. The definition of an “Affiliate” is critical to the operation of Rule 144, promulgated under the Securities Act. Rule 144 provides for restrictions on the amount of securities that can be sold by an affiliate during a given period of time. In general, pursuant to Rule 144, a shareholder who has satisfied a six month holding period may, under certain circumstances, sell within any three month period a number of securities which does not exceed the great of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Further, Rule 144 permits, under certain circumstances, the sale of securities, without any quantity limitation, by our shareholders who are not affiliates and who have satisfied a one-year holding period.

Cash dividends have not been paid during the last three (3) years. In the near future, we intend to retain any earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration and payment of cash dividends by us are subject to the discretion of our board of directors. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the board of directors. We are not currently subject to any contractual arrangements that restrict our ability to pay cash dividends.

We have twenty five (25) stockholders of record of our common stock as of March 15, 2013.

Impact of the “Penny Stock” Rules On Buying Or Selling Our Common Stock

The SEC has adopted penny stock regulations which apply to securities traded over-the-counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser’s written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.

Trading in our common stock will be subject to the “penny stock” rules.

Reports to Security Holders

We will file reports and other information with the U.S. Securities and Exchange Commission (“SEC”). You may read and copy any document that we file at the SEC’s public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC’s web site at www.sec.gov.

We are not required by Nevada law to provide annual reports. At the request of a shareholder, we will send a copy of an annual report to include audited financial statements. In the event we become a reporting company with the SEC, we will file all necessary quarterly and annual reports.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this report. The management’s discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus.

Our Business Overview

Royal Bees Company maintains bee yards (apiaries) in southern California.  We are a beekeeping business focused on harvesting pure hone, providing pollination, bee swarm removal services and sales of bees.  Since our formation in June 2010, we have not been involved in any new development activity other than working on a lip balm product. We have concentrated on renting and managing our beehives in the southern California area and producing honey products for sale.

Our expenses consist of depreciation and amortization of equipment, consulting fees and general and administrative expenses.

We have no long-term commitments in the form of leases or loans. Additional working capital, when necessary, has been provided by a shareholder in the form of short-term revolving loans from shareholder. As of December 2010, we borrowed $60,000 from World Ventures, LLC, a shareholder of the Company with an interest rate of 10% per annum.  The full principal balance and interest was due and payable on December 31, 2012.  Interest is at a rate of ten percent (10%) per annum.  On June 30, 2012, we consolidated this note with an additional loan from World Ventures, LLC, for a total note payable of $81,247 with interest at the rate of ten percent (10%) per annum. The full principal balance and interest is due and payable on December 31, 2013.

We also have had advances in the amount of $2,000 from World Ventures, LLC during the third quarter of 2012.

Royal Bees has been doing business under their current name since June 2010 when the corporation was formed.

We do not have any off-balance-sheet arrangements.

How long can we satisfy our cash requirements and will we need to raise additional funds in the next 12 months?

Our Plan of Operation for the next twelve months is to raise capital to continue to revive our current inventory of beehives and to acquire and develop additional beehives and expand our market area for pollination services as well as expand our market for honey products. Although we are not presently engaged in any capital raising activities, we anticipate that we may engage in one or more private offering of our company’s securities after the completion of this offering. We would most likely rely upon the transaction exemptions from registration provided by Regulation D, Rule 506 or conduct another private offering under Section 4(2) of the Securities Act of 1933.

We believe that we can not continue operations for the next 12 months based on our current revenue stream and burn rate of approximately $2,000 per month and will need to seek additional funding in the form of loans or by selling our common stock. In order to further expand our operations, it is likely we will need to raise additional capital.

In the event we raise additional capital, we will be able to implement our expansion in accordance with our business plan. We anticipate that we will use the funds raised to fund equipment purchases and for marketing activities, beehive acquisitions and working capital. Our failure to market and promote our services will harm our business and future financial performance. If we are unable to expand our operations within the next twelve months, we will likely see a decrease in the ability of increasing our revenues. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then we may not be able to expand our operations. If adequate funds are not available, we believe that our officer and director will contribute funds to pay for some of our expenses. However, we have not made any arrangements or agreements with our officer and director regarding such advancement of funds. We do not know whether we will issue stock for the loans or whether we will merely prepare and sign promissory notes. If we are forced to seek funds from our officer or director, we will negotiate the specific terms and conditions of such loan when made, if ever. Our officer and director is not obligated to pay for our expenses. Moreover, our officer has not specifically agreed to pay our expenses should we need such assistance.

Summary of product research and development

We are not currently nor do we anticipate in the future to be conducting any research and development activities, other than the research to expand our operations and market area.

Growth Strategy

Our goal is to become one of the largest beekeeping businesses in southern California, providing a wide variety of bee products and pollination services, educating people about bees, their importance for the survival of plants and other crops.  In order to accomplish our goal, we have implemented a strategy that includes:

Reviving our existing hives for next year pollination services by merging and splitting colonies as necessary and purchasing nucs (bee packages) with new bee queens for most effective breeding and colony reproduction.  Achieving these results may require supplemental feeding with candy patties and sugar syrup as well as a treatment for mites and pesticides.

(b)

Commencing professional production and bottling of hone to augment profits.  This will include printing professionally looking labels and bottling honey.  We will be marketing our product through our website and Twitter.com account at twitter.com/royalbees to increase our visibility and market presence.  The honey will be sold on farmer’s markets and through our website.  Initially we will use PayPal for website sales and based on traffic information and inquiries we will estimate if it is cost effective to provide credit card processing services in the future.

(c)

Diversifying into other crops requiring pollination.  With more than 100 crops in California requiring pollination to reproduce, flower or yield, honeybees are in high demand as the most efficient of all pollinators.  Almond’s pollination is required only once a year for a time not exceeding 6 weeks.  Diversifying into different crops will allow us to increase our profits for services while expanding our honey product assortment.

(d)

Enhanced presence on the pest control market.  We will work to increase our visibility as a bee swarm removing company.  Our strategy will focus on relaying a simple but true message on the importance of honeybees and their invaluable benefit to our nature.  The majority of our past swarm removal customers chose our company to make sure the removed bees would be relocated into a safe environment without damage to the colony.

(e)

Nuc production.  We may start producing nucs by splitting hives in the spring which will increase our service capability and honey production as well as provide another product by selling nucs.

Marketing Plan

Our retail pricing is based on current supply and demand in our area.  Our retail price for a 1 lb honey jar is $4.75. Wholesale prices vary from $2.50 to $2.75.

Our sales and marketing efforts are focused on strengthening our name and building our reputation as a reliable, local and quality provider of honey, bee products and services at reasonable prices. We intend to establish our initial customers via existing relationships that we have and will develop through referrals.

We will submit a link to our website to other websites offering similar products and services.  To improve our chances of attracting repeat customers we are planning on adding new products such lip balms, honey based lotions and other cosmetics products.

We intend to engage in direct mail marketing, local advertising and internet links to our website to generate name recognition and attract new customers.

We believe that our customers will find the values and benefits of our products and services to be superior to their other options.  We will implement the following and plan to provide our customers with:

(a)

Locally produced honey at reasonable, retail prices. Honey has long been known for its medicinal qualities and great taste. For those who dread the first spring blooms because of seasonal allergies, local honey may be the only natural solution. It prevents the symptoms of seasonal allergies. As public becomes more aware and educated they are looking for only locally produced honey.

(b)

We also plan to gradually expand our product offerings and geographical markets. Our plans include delivery of honey and bee products directly to customer for a small additional fee or no charge at all if the customer meets minimum order requirement for free delivery.

(c)

Obtaining quality, organic, kosher and other certifications.  Organic certification addresses a growing worldwide demand for organic food. For consumers, "certified organic” or “kosher “serves as a product assurance, similar to "low fat", "100% whole wheat", or "no artificial preservatives

(d)

Working with retail outlets to promote honey and other honey bee products and build customer loyalty for our products.

Critical Accounting Policies and Estimates

The policies discussed below are considered by our management to be critical to an understanding of our financial statements because their application places the most significant demands on our management’s judgment, with financial reporting results relying on our estimation about the effect of matters that are inherently uncertain. Specific risks for these critical accounting policies are described below. For these policies, our management cautions that future events rarely develop as forecast, and that best estimates may routinely require adjustment.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make judgments and estimates. On an ongoing basis, we evaluate our estimates, the most significant of which include establishing allowances for doubtful accounts and determining the recoverability of our long-lived tangible and intangible assets. The basis for our estimates are historical experience and various assumptions that are believed to be reasonable under the circumstances, given the available information at the time of the estimate, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily available from other sources. Actual results may differ from the amounts estimated and recorded in our financial statements.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Going Concern. These financial statements have been prepared on a going concern basis. The Company had a working capital deficiency of ($5,802) at December 31, 2011, and had an accumulated deficit of ($96,846) since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that the company will be able to continue as a going concern. The Company to date has funded its initial operations through the issuance of shares of capital stock and loans from World Ventures, LLC, a shareholder, in the amount of $83,247 which is due December 31, 2013. Management plans to continue to provide for its capital needs by the issuance of common stock and related or third party advances. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

Revenue Recognition. We recognize revenue in accordance with the accounting standards, which requires that four basic criteria be met before revenue can be recognized: (i) persuasive evidence that an arrangement exists; (ii) the price is fixed or determinable; (iii) collectability is reasonably assured; and (iv) product delivery has occurred or services have been rendered. The Company recognizes its revenue on the accrual basis which considers revenue to be earned when the services have been performed.

Long-Lived Assets. Long-lived assets, including property, plant and equipment, and intangible assets with determinable lives, are evaluated for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be fully recoverable. An impairment loss is assessed if the undiscounted expected future cash flows generated from an asset are less than its carrying amount. Impairment losses are recognized for the amount by which the carrying value of an asset exceeds its fair value. The estimated useful lives of all long-lived assets are periodically reviewed and revised if necessary.

Fair Value Instruments. The Company’s balance sheets include the following financial instruments: cash, receivable from affiliate, accounts payable and loan from stockholder. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization. The carrying values of the loan from stockholder approximates fair value based on borrowing rates currently available to the Company for instruments with similar terms and remaining maturities.

Income Taxes. The Company accounts for income taxes under FASB Codification Topic 740 which requires use of the liability method. Topic 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purpose, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized. A valuation allowance may be applied against the net deferred tax due to the uncertainty of its ultimate realization.

Results of Operations

Results of Operations for the Year Ended December 31, 2011 and From Inception on June 16, 2010 to December 31, 2010.

For the year ended December 31, 2011, we had net sales of $25,361 with cost of goods sold at $19,347 for a gross profit of $6,014.  Our expenses included consulting fees of $6,542, professional fees of $16,814 general and administrative expenses of $20,352, and net interest expense of $6,055 and interest income of $1, resulting in a net loss from operations of ($43,748).  From our inception on June 16, 2010 through the year ended December 31, 2010, we had net sales of $5,571 with cost of goods sold at $6,429 for a gross loss of ($858).  Our expenses included consulting fees of $6,043, general and administrative expenses of $11,303, professional fees of $151 and interest expense of $3,067 for total expenses of ($20,564) resulting in a net loss from operations of ($21,422). Consulting fees were paid to our sole officer and director for his services and expertise in beekeeping.

Our sales increased 355% in 2011 as compared to date of inception to December 31, 2010.  Cost of goods sold increased 201% in 2011.  Our year end inventory as of December 31, 2011 increased 99% over year end inventory for December 31, 2010.  2011 was an excellent honey yield year.  Our overhead directly related to honey production, general & administrative expense and consulting fees dropped by $452 although our professional fees associated with compliance and SEC filing increased by $16,663.

Increase in sales for the year ended December 31, 2011 over the year ended December 31, 2010 was a result of increased honey production due to an increased number of hives and pollination services.  Our results of operations for the year ended December 31, 2010 was for a six month period where the results of operations for the year ended December 31, 2011 was for a full twelve month period.

The increase in professional fees and administrative expenses for the year ended December 31, 2011 is due to our efforts to file our registration statement which has required additional legal, accounting and audit fees.

Results of Operations for the Nine Months Ended September 30, 2012 and September 30, 2011

For the nine months ended September 30, 2012 we had net sales of $46,808 with cost of goods sold at $19,851 for a gross profit of $26,957 compared to $20,167 in net sales and $12,694 for cost of goods sold with a gross profit of $7,473 for the nine months ended September 30, 2011.

Our expenses were $52,997 for the nine months ended September 30, 2012 and included $19,190 in consulting fees, $17,046 in professional fees and $16,761 for general and administrative expenses.  We had a net loss from operations of ($26,040) for the nine months ended September 30, 2012.  For the nine months ended September 30, 2011, we had total expenses of $31,741 which included $4,242 in consulting fees, $9,064 in professional fees and $18,435 in general and administrative expenses resulting in a net loss from operations of ($24,268). We had interest expense of $5,635 for a net loss at September 30, 2012 of ($31,675) and interest expense of $4,500 for a net loss at September 30, 2011 of ($28,768).

For the nine months ended September 30, 2012, our revenues increased 132% over that for the same period in 2011 and cost of goods increased 56% with gross profits up 261%.  Our expenses rose with consulting and general & administrative expenses increasing by 59% and professional fees associated with SEC filings increased by 88%.  During the nine months ended September 30, 2012, we purchased $9,000 in fixed assets and added $4,041 in construction materials for building and maintaining hives.  We decreased our accounts payable by $2,756.

Increase of sales for the nine months ended September 30, 2012 increased over sales for the same period in 2011 due to increase in honey production due to a larger number of hives and increased pollination services.  Increased expenses for consulting services and professional fees are due to our attempt to file our registration statement which has required additional legal, accounting and audit fees.

Liquidity & Capital Resources

We raised $32,040 from sales of our restricted common stock.  We also have notes payable to a related party.  We borrowed $63,500 with accrued interest of $9,022, as of December 31, 2011.  At December 31, 2011, we had $3,568 cash on hand, inventory of $3,692,  fixed assets of $34,730  which consists of equipment, hives, construction materials and vehicles less accumulated depreciation.  Our total assets as of December 31, 2011 were $41,990.  Our liabilities at December 31, 2011 were $4,040 in accounts payable, $9,022 in accrued interest and $63,500 in notes payable for total liabilities of $76,562.

At September 30, 2012, we had $-0- cash on hand, $784 in inventory, fixed assets of $32,156 which consists of equipment, hives and vehicles less accumulated depreciation and hive construction less accumulated amortization for total assets of $32,940.  Our liabilities at September 30, 2012 were $1,284 in accounts payable-trade, $14,657 in accrued interest and notes payable of $83,247 for total liabilities of $99,188.

At the beginning of 2012, we had 270 hives and anticipated continued growth in honey production and honey sales.  However, inclement weather severely impacted our bee’s ability to produce honey.  There was no honey yield in 2012.  We sold our 2011 honey inventory and capitalized on the tightened honey marketplace to maximize sales to both wholesale and retail customers.  Because of the inclement weather, we have reduced our inventory of hives to 65 and are in the process of merging hives and feeding to rebuild our inventory.

We do not have any secured creditors and do not anticipate using any of our assets to secure credit at the present time.

We anticipate that our future liquidity requirements will arise from the need to fund our growth from operations, pay current debt obligations and future capital expenditures. The primary sources of funding for such requirements are expected to be cash generated from operations and raising additional funds from the private sources and/or debt financing. However, we can provide no assurances that we will be able to generate sufficient cash flow from operations and/or obtain additional financing on terms satisfactory to us, if at all, to remain a going concern. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to attain profitability. See “Note 2 – Going Concern” in our financial statements for additional information as to the possibility that we may not be able to continue as a “going concern.”

Our internal liquidity is provided by our operations. The Company is dependent on additional funding to adequately implement its growth plan. The Company will seek capital investment, through private placement of its common stock or through debt arrangement. The Company has historically received temporary debt arrangements from a shareholder to bridge temporary cash needs, however the shareholder has no obligation to continue this arrangement.

We estimate that cash flow from operations will not be sufficient to meet our immediate capital needs for the next twelve months and we will seek additional funding through loans or equity sales. We may require up to $25,000 of additional capital depending on weather conditions during pollination season.  We are not presently engaged in any capital raising activities but we anticipate we may engage in one or more private offerings of our common stock in the future to raise any needed capital.  We may not be able to attract additional capital at favorable rates and may have to sell additional shares at prices lower than what our current shareholders paid for their shares.  If we are not able to raise additional capital when needed and are unable to meet our capital requirements from current cash flows, our business may fail.

The capital resources of the company are limited from a cash perspective and the company has not established any lines of credit with any banks, however it will consider doing so to fund operations until significant capital is obtained. In the event a supplier or lender requires additional credit to obtain equipment or other business supplies, our officer and director is willing to extend their credit to accomplish the purchase.

The Company’s management and Board discussed and decided that, while the expansion of its business provides the benefits of diversification and support along with additional revenue streams, it was still not providing sufficient cash flows to facilitate the Company’s principal objective of expanding. Accordingly, the Company’s Board and management decided to undertake the filing of an S-1 Registration Statement with the Securities and Exchange Commission to register the current issued and outstanding shares to make an investment in the Company more attractive to future potential investors.

Although no assurances can be made, we believe that our expenses will increase proportionately to revenues during the fiscal year ending December 31, 2012 and 2013.

Plan of Operation

We currently offer honey bottled in different size jars, honey stix and ambrosia, a mixture of honey and bee pollen.  Our honey is sold in 1 lb. glass jar, 1 lb. plastic jar and a 60 lb. pail.  Our retail pricing is based on current supply and demand.  We sell a 1 lb. honey jar for $4.75 at retail and between $2.50 to $2.75 wholesale.

We are working on developing a recipe for a lip balm concoction with production planned around  June 2013.  We anticipate the cost of manufacturing and labeling for the initial product line to be $5,000.  We intend to initially market this product through our website. We intend to develop additional honey products in the future depending on our financial strength and budget for new product development.

We anticipate generating approximately $50,000 in revenues in the next 12 months from all activities including hive rental and honey products and expect to have 100 hives by the summer of 2013.  Beehives naturally expand, and the cost of providing additional space for the growing bee colonies is minimal, estimated at $2,000 to expand to 100 hives.

Our current burn rate is approximately $2,000 per month. We had no honey yield for the 2012 season due to inclement weather. As a result, our beehive colonies were reduced from 270 hives to 65 hives and we will not be able to cover our burn rate at the present time. Barring inclement weather or disaster, we anticipate increasing our beehive colonies during the 2013 season.

Following is an outline of our plan of operation for the next twelve months.

January -  Our main task during January is to ensure the hives are cleared of debris to allow for proper ventilation and entrance.  We many need to provide emergency or supplemental food such as sugar syrup and pollen patties if weather conditions are severe.  In the second week of January, we start preparing bees for transportation via trucks to Central Valley/Bakersfield, California area for pollination season.  All broods are inspected and hives are put and organized on pallets.

February -  Hives are given a final inspection prior to transport.  Grouped hives, four to a pallet, are loaded with a forklift on a flatbed truck and stacked on top of each other.  We then net the fully loaded trucked to contain flying bees.  Bees are transported after dark to minimize loss of bees during transport.  Hives are unloaded at their destination and dispersed in groups throughout groves and placed within 500 foot intervals from each other.  All hives are examined again for damage and any necessary repairs are made.  Hives are then left for 4 to 8 weeks to pollinate almond groves.  Beehives are visited every 2 to 3 weeks and inspected for any damage.  Beehives that are deemed weak, usually recognized by low activity of bees around the hives are either discounted or may be removed.

March - During March, beehives located in various groves are inspected every 2 to 3 weeks.  During the first and third week of March, beehives are examined for strength and diseases, food presence and availability such as pollen and nectar.  Appropriate remedial action is taken if necessary.  Upon completion of pollination contracts, hives are loaded onto trucks and transported back to our facility for honey harvesting.  All honey collected during the almond pollination is extracted and honey supers which are used to collect honey are removed for spring mite treatment.  Many hives arrive damaged and broken and are repaired and restored to a good condition and repaired.  All hives are cleaned and treated with anti Varroa mites meds followed by first application of antibiotics which must be accomplished at least 25 – 30 days before adding honey supers back for honey harvesting.

April – Daily inspections of beehives commence the first of April.  Each inspection contains two major divisions:  General Management and Integrated Pest Management.  These inspections are conducted simultaneously.  The first two weeks of April are occupied by checking food stores and colonies with below average foraging activity.  We combine disease-free, weak colonies with stronger ones or requeen if necessary.  We provide stimulative feeding if the weather is bad by feeding bees with 1:1 sugar syrup.  The last two weeks of April are spent estimating colony strength by equalizing good colonies and combining weak colonies with strong colonies.  We verify a queen is present and alive and that she is laying eggs.  We check all brood combs for brood quality which is a good indicator of queen quality and strength.  A good queen will lay a solid brood pattern with a few skips.  We check that combs have solid patterns and requeen if necessary.  We also continue to repair and replace hives and build pollen traps for installation in strong hives.

May – During the first two weeks of May, spring mite treatment and antibiotics application are completed and we add honey supers and queen excluders to each hive.  We continue to check the colony strength, equalizing good colonies and mixing week with strong if necessary.  We reverse brood chambers if necessary.  During the last two weeks of May, we pull nucs or make splits from strong colonies.  This is a critical element of swarm control.  We equalize colonies with combs of new brood to establish nucs or additional colonies.  We inspect the hives to insure the colony is being productive.  Repair damaged or worn-out and battered hives.

June – We conduct routine inspections of the hives for strength and hive condition and take appropriate action.  We add additional supers if there is less than one full deep super of empty combs available for honey storage.  We begin extracting honey from the supers.  When a full honey super is extracted, we add another honey super to that hive.  Before and during honey extraction we pay special attention to our honey house and equipment, ensuring all is scrupulously clean.  We bottle and store or sell honey that has been collected during this time.  Labels for honey jars are printed at the time we receive a sales order and the honey is ready for delivery.

July – We continue extracting honey and remove/replace supers.  Routine inspection of hives with repair and replacement is ongoing.  We strain or filter honey into containers such as 55 gallon drums and 60 lb. buckets.  We conduct visual inspection of hives for honey flow and swarming conditions.  We continue to bottle, label, pack and deliver honey.

August – Activities during August are similar to that of July, extracting honey, removing/replacing supers.  Routine inspection, repair and replacement of hives.  We check brood combs for quality and requeen if needed.  We may add more supers if the flow of honey is strong.  We bottle honey for storing or sale, label, pack and deliver honey.

September – We perform a general inspection and integrated pest management.  We ensure there is sufficient room in the hive for brood rearing as young bees are required for the hive to have a successful winter.  We extract the fall honey crop and leave between 30 – 50 pounds of honey in the hive for the winter.  We reduce a colony to two deep hive bodies with one or two full combs of pollen covered with hone in the middle of the upper hive body to supply food for the bees in late winter and early spring.  We initiate fall treatment for Varroa with ChckMite+ or Mite-Away after removing all hone crop followed by treatment for tracheal mites with Mite-A-thol.

October – General inspection of hives and pest management inspection continues with appropriate remedial action taken to ensure healthy hives.  We begin feeding the bees with a 2:1 sugar syrup with medicine for control of Nosema apis.  During the latter part of October we remove mite treatments from the hives before installing upper entrances.  All unused combs are stacked and taken to storage to avoid moth infestation.  We being repairing hive parts and building new supers for spring.  We treat with medicine such as Fumigator at any signs of wax moth.

November – Bees are typically quiet during this time of year.  Our activities are limited to daily hive inspection/repair/maintenance.

December – Hive inspection/repair/maintenance.  Insulating hives if required and provide supplemental food such as sugar syrup and pollen patties if necessary.

We believe our revenues from leasing beehives and harvesting/selling honey will not cover our estimated burn rate of approximately $2,000 per month and our operating activities for the next 12 months.

In the event we require additional capital to fund our operations, we will sell shares of our common stock in a private placement or seek debt financing.  We do not currently have plans to pursue either option as we believe our operating costs can be covered by our revenues for the next 12 months.

Upon registration with the U.S. Securities Exchange Commission, 1,855,000 of our outstanding shares of common stock will be eligible for resale under the Securities Act. We will not realize any proceeds from any actual resale of the shares sold by the selling security holders.

Election under JOBS Act of 2012

We have chosen to opt-in and make use of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act of 2012.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

•

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

•

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

•

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

•

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. We are a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts our independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of our accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of our independent registered public accounting firm to file a report on our internal control over financial reporting, although our management is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period and will “opt-in” and make use of the transitional period.

Off-balance sheet arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Pursuant to the JOBS Act of 2012, as an emerging growth company we elected to opt into the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. We elected utilize such extended transition period(s) which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the standard for the private company. This may make comparison of our financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Although we are still evaluating the JOBS Act, we currently intend to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company,”.

Dilution

While there will be no dilution to existing shareholders from the resale offering, dilution may occur in the event we chose to raise capital through a private offering or debt financing.

The issuance of further shares and the eligibility of further issued shares for resale will dilute our common stock and may lower the price of our common stock. If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay for the common stock and the pro forma as adjusted net tangible book value per share of our common stock at the time of sale. We calculate net tangible book value per share by calculating the total assets less intangible assets and total liabilities, and dividing it by the number of outstanding shares of common stock.

In the future, we may issue additional shares, options and warrants ad we may grant stock options to our officers, employees, directors, and consultants under a stock option plan, all of which may further dilute our net tangible book value.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Directors and Executive Officers

The names and ages of our directors and executive officers are set forth below. Our By-Laws provide for not less than one and not more than fifteen directors. All directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Table 3.0 Directors and Executive Officers

Name	Age	Position
Vladimir Lyashevskiy	48	President, Secretary, Treasurer and Chairman of the Board of Directors (1)

(1)

This is the first Directorship of a reporting company held by Mr. Lyashevskiy and he will serve as a director until the next annual shareholder meeting.

Background of Executive Officer and Director

Mr. Lyashevskiy founded VVL Construction in 2003 and continues to work in the construction industry in southern California.  Mr. Lyashevskiy started beekeeping as a hobby which quickly grew into a full time job.  In May of 2009, he registered Royal Bees Company in California and he now supervises the Company’s apiary of about 65 hives that service the San Diego and Bakersfield, California areas providing commercial pollination as well as selling honey to local residents and businesses.   Mr. Lyashevskiy comes from seven generations of bee keepers.  He has operated several businesses in his career and has a strong understanding of the bee keeping industry and honey and honey related products.  He has hands on practical experience in running and growing a bee keeping business and has vast connections with other bee keepers, honey producers, marketing sources and orchard growers.

Executive Compensation

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the executive officer who served at the end of the fiscal years December 31, 2012, 2011 and 2010, for services rendered in all capacities to us. The listed individuals shall hereinafter be referred to as the “Named Executive Officers.” Currently, we have no employment agreements with our Director or Officer. Our director is unpaid. Compensation for the future will be determined when and if additional funding is obtained.

Table 4.0 Summary Compensation

Long-Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Other
				Annual	Restricted	Securities	LTIP	All Other
		Salary	Bonus	Compen-	Stock	Underlying	Payouts	Compensa-
Name and principal position	Year	($)	($)	sation ($)	Award(s) $	Options/SARS	($)	tion ($)
Vladimir Lyashevskiy (1), President,	2012	-0-	-0-	-0-	-0-	-0-	-0-	$19,910(2)
Secretary, Treasurer and Chairman of the	2011	-0-	-0-	-0-	-0-	-0-	-0-	$6,542 (2)
Board of Directors
	2010	-0-	-0-	-0-	-0-	-0-	-0-	$6,043(2)

(1)

There is no employment contract with Mr. Lyashevskiy at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

(2)

We paid Mr. Lyashevskiy $19,910 in 2012, $6,542 in 2011 and $6,043 in 2010 for consulting fees.

Compensation Committee Interlocks and Insider Participation

Currently, our Board of Directors consists of Mr. Vladimir Lyashevskiy. We are not actively seeking additional board members at this time. At present, the Board of Directors has not established any committees.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of  January 25, 2013, and our officer and director, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named in Table 5.0 (See “Selling Security Holders”) have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Table 5.0 Beneficial Ownership

Amount and Nature of Beneficial Ownership Percent of Class (1)
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering
Common Stock	Vladimir Lyashevskiy	10,000,000	9,000,000	92.12%	82.91%

Common Stock	All Executive Officers and Directors as a Group (1)	10,000,000	9,000,000	92.12%	82.91%

(1)The percentages are based on a Before-Offering total of 10,855,000 shares of common stock issued and outstanding as of the date of this prospectus and assumes all of the 1,855,000 shares of our selling security holders’ shares will be sold.

Transactions With Related Persons, Promoters and Certain Control Persons

Other than the $12,585 paid to our officer and director for consulting fees and reimbursements for construction materials and office supplies, there are no transactions involving any director, executive officer, or any security holder who is a beneficial owner or any member of the immediate family of the officer and director, or any related persons or promoters.

Director Independence

We do not presently have any independent directors. We consider independent directors to be individuals who are not employed by the Company in any capacity and who do not have any equity ownership interest in the Company. Our Board of Directors is comprised solely of our President, Vladimir Lyashevskiy who also serves as our Secretary and  Treasurer. We intend to seek independent directors for our board of directors when the market conditions improve and we are able to provide compensation for our board of director members.

Item 12A. Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

Our Articles of Incorporation do include a provision under Article Twelfth, to permit us to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Our By-Laws, Article V, do permit up to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of Royal Bees Company, Inc. pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

Board of Directors

Royal Bees Company, Inc.

Escondido, California

Report of Independent Registered Public Accounting Firm

We have audited the accompanying balance sheets of Royal Bees Company, Inc. as of December 31, 2011 and 2010, and the related statements of operations, stockholders’ equity (deficit), and cash flows for June 16, 2010 (date of inception) through December 31, 2010 and for the year ended December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Royal Bees Company, Inc. as of December 31, 2011 and 2010, and the results of its operations, and its cash flows for June 16, 2010 (date of inception) through December 31, 2010 and for the year ended December 31, 2011 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has incurred net losses since inception, which raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

/s/ R.R. Hawkins & Associates International, a PC

Los Angeles, CA

January 24,2013

Royal Bees Company, Inc.

Balance Sheet

For the year ended December, 31, 2011 and from June 16, 2010 (date of inception) to December 31, 2010

	2011	2010
ASSETS
Current Assets
Cash in Bank	$3,568	$31,265
Prepaid expenses	-	616
Inventory	3,692	1,859
Total Current Assets	7,260	33,740
Fixed Assets
Vehicles	27,414	27,414
Equipment/Hives	7,521	764
(Less) Accumulated Depreciation	(14,181)	(4,161)
Hive construction	22,843	16,604
(less) Accumulated Amortization	(8,867)	(2,218)
Total Fixed Assets	34,730	38,403
Total Assets	$41,990	$72,143

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable-trade	$4,040	$-
Accrued Interest	9,022	2,967
Total Current Liabilities	13,062	2,967
Long Term Liabilities
Notes payable - Related Party	63,500	60,000
Total Long Term Liabilities	63,500	60,000
Total Liabilities	76,562	62,967
Shareholders' Equity (Deficit)
Capital stock, 100,000,000 shares authorized 10,855,000 shares outstanding
	10,855	10,855
Paid-In Capital	19,743	19,743
Retained Earnings	(65,170)	(21,422)
Total Shareholder's equity (deficit)	(34,572)	9,176
Total Liabilities and Shareholders' Equity (Deficit)	$41,990	$72,143

Royal Bees Company, Inc.

Statement of Operations

For the year ended December 31, 2011 and from June 16, 2010 (date of inception) to December 31, 2010

	2011	2010

Net sales	$25,361	$5,571

Cost of goods sold	19,347	6,429

Gross Profit	6,014	(858)

Expenses
Consulting fees	6,542	6,043
Professional fees	16,814	151
General and Administrative Expenses	20,352	11,303
Total expenses	43,708	17,497
Net (loss) from operations	(37,694)	(18,355)

Other income and (expenses)
Interest Income	1	-
Interest Expense	(6,055)	(3,067)
Total other income and (expense)	(6,054)	(3,067)

Net (loss)	$(43,748)	$(21,422)

Net loss per share	$(0.01)	$(0.01)

Weighted average of outstanding shares	10,855,000	6,878,863

Royal Bees Company, Inc.

Statement of Shareholder’s Equity (Deficit)

For the year ended December 31, 2011 and from June 16, 2010 (date of inception) to December 31, 2010

		Par $.001
		COMMON		PAID IN	RETAINED
Date	Description	SHARES	AMOUNT	CAPITAL	DEFICIT	TOTAL

6/16/2010	Opening Balance	-	-	-	-	-
6/30/2010	Loan contribution - related party	-	-	7,558	-	7,558
8/20/2010	Founders shares issued for cash	10,000,000	10,000	(9,000)	-	1,000
11/8/2010	Shares sold for cash	540,000	540	-	-	540
12/20/2010	Shares sold for cash	305,000	305	30,195	-	30,500
12/27/2010	Shares sold for cash	10,000	10	990	-	1,000
	Loan contribution-related party	-	-	(10,000)	-	(10,000)
	Net Income/Loss	-	-	-	(21,422)	(21,422)
	December 31, 2010	10,855,000	10,855	19,743	(21,422)	9,176

12/31/2011	Net Income/Loss	-	-	-	(43,748)	(43,748)
	December 31, 2011	10,855,000	10,855	19,743	(65,170)	(34,572)

Royal Bees Company, Inc.

Statement of Cash Flows

For the year ended December 31, 2011 and from June 16, 2010 (date of inception) to December 31, 2010

	2011	2010
Cash flows from operations
Net (Loss)	$(43,748)	$(21,422)
Adjustments to reconcile net income to net operating activities
Depreciation	10,020	4,161
Amortization of hive construction	6,649	2,218
Prepaid expenses	616	(616)
Increase (Decrease) in accrued interest	6,055	2,967
Increase (Decrease) in accounts payable	4,040	-
Inventory	(1,833)	(1,859)
Net cash provided by operations	(18,201)	(14,551)

Investing Activities
Purchase of fixed assets	6,757	28,178
Hive construction	6,239	16,604
Net cash used in investing activities	12,996	44,782

Financing Activities
Sale of Stock	-	33,040
Shareholder contribution	-	(2,442)
Borrowings for purchase of assets	3,500	60,000
Net cash generated by financing activities	3,500	90,598

Increase (decrease) in cash and equivalents	(27,697)	31,265
Cash at the beginning of period	31,265	-
Cash at the end of period	$3,568	$31,265

Supplemental disclosures to the Statement of Cash Flows
State Franchise tax paid	$-	$-
Interest paid	$-	$-

Royal Bees Company, Inc.

Footnotes to Financial Statements

As of December 31, 2011 and from June 16, 2010 (date of inception) to December 31, 2010

NOTE 1

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the business – The Company was incorporated under the laws of the State of Nevada on June 16, 2010. The Company’s primary business is harvesting honey from their beehives as well as renting out their bees to pollinate fields for farmers and other agricultural ventures.

Pervasiveness of estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

Cash and cash equivalents – For financial statement presentation purposes, the Company considers all short term investments with a maturity date of three months or less to be cash equivalents.

Inventories – The Company inventories are comprised of honey (raw goods), containers and labels in which to package the honey for sale, and finished goods ready for sale. The Company accounts for its inventory by applying the lower of cost or market method, on a first-in, first-out (FIFO) basis.

Property and Equipment – Property and equipment is stated at cost. Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets.

Trucks and trailers	3 years
Hive equipment	5 years
Hive construction	3 years

Expenditures for major renewals and betterments that extend the useful lives of the assets are capitalized and amortized over 3-5 years.  Expenditures for maintenance and repairs of the assets are charged to expense as incurred.

Loan Fees – Loan fees are stated at cost.  Amortization on loan fees is calculated using the straight-line method over the term of the loans.

Revenue Recognition – Wholesale revenues are recognized when the risks and rewards of ownership have passed to the customer, based on the terms of sale. This occurs upon shipment or upon receipt by the customer depending on the country of the sale and the agreement with the customer. Provisions for sales discounts, returns and miscellaneous claims from customers are made at the time of sale.

Income Tax – The Company accounts for income taxes under ASC 740 "Income Taxes" which codified SFAS 109, "Accounting for Income Taxes." under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Basic and Diluted Net Income (Loss) Per Share  – The Company computes net income (loss) per share in accordance with ASC 260 "Earnings Per Share" which codified SFAS No. 128. "Earnings per Share." ASC 260 requires presentation of both basic and diluted earnings per Share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In Basic and Diluted Net Income (Loss) Per Share computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Fair Value of Financial Instruments

Fair value measurements are determined under a three-level hierarchy for fair value measurements that prioritizes the inputs to valuation techniques used to measure fair value, distinguishing between market participant assumptions developed based on market data obtained from sources independent of the reporting entity (“observable inputs”) and the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (“unobservable inputs”).

Fair value is the price that would be received to sell an asset or would be paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date. In determining fair value, the Company primarily uses prices and other relevant information generated by market transactions involving identical or comparable assets (“market approach”). The Company also considers the impact of a significant decrease in volume and level of activity for an asset or liability when compared with normal activity to identify transactions that are not orderly.

The highest priority is given to unadjusted quoted prices in active markets for identical assets (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Securities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The three hierarchy levels are defined as follows:

Level 1 – Quoted prices in active markets that is unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 – Quoted prices for identical assets and liabilities in markets that are not active, quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly;

Level 3 – Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

Credit risk adjustments are applied to reflect the Company’s own credit risk when valuing all liabilities measured at fair value. The methodology is consistent with that applied in developing counterparty credit risk adjustments, but incorporates the Company’s own credit risk as observed in the credit default swap market.

The Company's financial instruments consist primarily of cash, accounts payable and accrued expenses, and convertible debt. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.  The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.

Stock-based compensation ASC 718 "Compensation - Stock Compensation" codified SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company should determine if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 "Equity - Based Payments to Non-Employees" which codified SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Measurement of share-based payment transactions with non-employees shall be based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction should be determined at the earlier of performance commitment date or performance completion date.

Issuance of shares for service  – The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Recent Pronouncements  – The following accounting pronouncements if implemented would have no effect on the financial statements of the Company.

In May 2011, the FASB issued new authoritative guidance to provide a consistent definition of fair value and ensure that fair value measurements and disclosure requirements are similar between GAAP and International Financial Reporting Standards. This guidance changes certain fair value measurement principles and enhances the disclosure requirements for fair value measurements. This guidance is effective for interim and annual periods beginning after December 15, 2011 and is applied prospectively. The Company does not expect that the adoption of this guidance will have a material impact on its financial statements.

In June 2011, the FASB issued new guidance on the presentation of comprehensive income. The new guidance allows an entity to present components of net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive statements. The new guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in stockholders’ equity. While the new guidance changes the presentation of comprehensive income, there are no changes to the components that are recognized in net income or other comprehensive income from that of current accounting guidance. This new guidance is effective for fiscal years and interim periods beginning after December 15, 2011. Upon adoption, the Company will present its consolidated financial statements under this new guidance. The Company does not expect the adoption of this accounting guidance to have a material impact on its consolidated financial statements and related disclosures.

In December 2011, the Financial Accounting Standards Board ("FASB") issued authoritative guidance related to balance sheet offsetting. The new guidance requires disclosures about assets and liabilities that are offset or have the potential to be offset. These disclosures are intended to address differences in the asset and liability offsetting requirements under U.S. GAAP and International Financial Reporting Standards. This new guidance will be effective for us for interim and annual reporting periods beginning January 1, 2013, with retrospective application required. The adoption of this guidance is not expected to have a material impact on the Company’s results of operations or financial position.

In July 2012, the FASB issued ASU 2012-02, “Testing Indefinite-Lived Intangible Assets for Impairment.” This ASU amends ASC 350, “Intangibles — Goodwill and Other” to allow entities an option to first assess qualitative factors to determine whether it is necessary to perform the quantitative impairment test. Under that option, an entity no longer would be required to calculate the fair value of the intangible asset unless the entity determines, based on that qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amendments in this ASU are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. The Company does not believe adoption of this guidance will have a material impact on its consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

NOTE 2

UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.  As reflected in the accompanying financial statements as of December 31, 2011, the company has net accumulated losses since inception of $65,170 and a negative working capital deficiency of $9,494.  These factors raise substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the company’s ability to raise additional funds through the sale of stock and / or debt and by implementing its business plan, which calls for increasing sales through marketing its existing services to surrounding businesses in the San Diego area and current industry connections.  As sales increase, the Company intends to broaden its target markets. The financial statements do not include any adjustments that might be necessary if the company is unable to continue as a going concern.

NOTE 3:

PREPAID EXPENSES

The Company prepaid for storage of their raw goods and finished goods inventory for 12 months in July 2010.  The amounts were expenses quarterly until expended, and the Company will continue on a month to month basis after the expiration of their prepayments.  As of December 31, 2011 and 2010, the Company had prepaid storage of $0 and $616, respectively.

NOTE 4:

INVENTORY

The Company inventories are comprised of honey (raw goods), stored in 60- and 24-gallon buckets, containers and labels in which to package the honey for sale, and finished goods ready for sale. The Company accounts for its container inventory by applying the lower of cost or market method, on a first-in, first-out (FIFO) basis. The Company accounts for its raw honey by calculating a cost per pound based on the care and feeding of the bees in the off-season.  The cost of producing the honey is recalculated each year.  The cost of finished goods inventory is the cost of the honey (raw goods), container and label (if any) which comprise the finished product.

As of December 31, 2011 and 2010, the Company had inventory of $3,691 and $1,859.

	2011	2010
Raw honey	2,824	1,450
Containers & labels	867	409
Total Inventory	$$3,691	$$1,859

NOTE 5

PROPERTY AND EQUIPMENT

The major classifications of equipment are summarized below:

	Estimated Life	December 31,
		2011	2010
Trucks and trailer	3 years	$27,414	27,414
Equipment	5 years	$7,521	764
		$34,935	28,178
Less: accumulated depreciation		(14,181)	(4,161)
		$20,754	24,017

Hive construction	3 years	$22,843	16,604
Less: accumulated amortization		(8,867)	(2,218)
		$13,976	14,386

Depreciation expense for the period ending December 31, 2011 and 2010 was $10,020 and $4,161, respectively. Amortization expense for the period ending December 31, 2011 and 2010 was $6,649 and $2,218, respectively (see Note 9).

NOTE 6

NOTES PAYABLE – RELATED PARTY

At various times during the periods, the Company found it necessary to borrow funds from a shareholder to fund the Company.  These notes bear simple interest of 10% and are due and payable December 31, 2013.  As of December 31, 2011 and 2010, Notes payable to a related party total $63,500 and $60,000. The accrued interest on these notes as of December 31, 2011 and 2010 was $9,022 and $2,967, respectively.

As of December 31, 2011 and 2010, the Company recorded interest expense of $6,055 and $3,067, respectively.

NOTE 7

RELATED PARTY TRANSACTIONS

During the period ended December 31, 2011 and 2010, the company paid its major shareholder $6,542 and $6,043 for consulting fees and reimbursements for construction materials and office supplies, respectively.

In anticipation of forming the company, the major shareholder contributed $7,558 in construction, hives and other tools. The major shareholder was loaned $10,000 by a third party.  This loan was assumed by the company in the fourth quarter of 2010.  All imputed interest to the company is calculated from the assumption date (see Note 6).

NOTE 8

COMMON STOCK

In August 2010, the company issued 10 million shares of founder’s stock for $1,000 to the majority shareholder.

In 2 subsequent rounds of financing, the company issued 540,000 shares at $.001/share and 315,000 shares at $.10/share for $540 and $31,500 respectively to independent investors.

As of December 31, 2011 and 2010, of the 100,000,000 shares of $.001 par value common stock authorized, there were 10,855,000 common stock shares issued and outstanding.

NOTE 9

REVENUES

The Company generates revenues from sales of honey harvested from its hives, rental of bees, sales of nucs (small clusters of bees with a queen) and swarm removal services.   In accordance with ASC-280-10, the Company uses the management method of reporting its business segment activities.  The segments were grouped by product sales and services to be provided. As of December 31, 2011 and 2010, revenue was generated as follows:

2011	Honey and Bee	Pollination and
	Nuc Sales	Swarm Removal	Total
Revenue	14,591	10,770	25,361
Cost of goods sold	(11,013)	(8,334)	(19,347)
Gross Profit	$3,578	$2,436	$6,014
Expenses	(24,881)	(24,881)	(49,762)
Net Loss	$(21,303)	$(22,445)	$(43,748)

2010	Honey and Bee	Pollination and
	Nuc Sales	Swarm Removal	Total
Revenue	5,571	0	5,571
Cost of good sold	(6,429)	(0)	(6,429)
Gross Profit	(858)	0	(858)
Expenses	(20,564)	(0)	(20,564)
Net Loss	$(21,422)	$(0)	$(21,422)

For 2011, depreciation expense and amortization of hive construction costs was allocated equally between segments. Since there were no pollination or swarm removal services provided during 2010, depreciation expense and amortization of hive construction costs was allocated to the active segment.

As of December 31, 2011 and 2010, the Company recorded depreciation expenses of $10,020 and $4,161, respectively.

As of December 31, 2011 and 2010, the Company recorded amortization expenses of $6,649 and $2,218, respectively.

NOTE 10 - INCOME TAXES

No provision was made for income tax for the years ended December 31, 2011 and 2010.  The Company, from the date of inception, has incurred net operating losses for tax purposes of approximately $65,170. The net operating loss carry-forward may be used to reduce taxable income through the year 2026. The availability of the Company's net operating loss carry-forwards is subject to limitation if there is a 50% or more change in the ownership of the Company's stock.

There was no significant difference between reportable income tax and statutory income tax. A 100% valuation allowance has been established against the deferred tax asset, as the utilization of the loss carry-forwards cannot reasonably be assured. A reconciliation between the income taxes computed in the United States is as follows:

Deferred tax asset	27,919
Valuation allowance	(27,919)
0%

US federal income tax rate	34.00%
California foreign corporation tax rate	8.84%
42.84%
Valuation allowance -	(42.84%)
Provision for income tax	0

NOTE 11

SUBSEQUENT EVENTS

During 2012, related parties and stockholders loaned the company $19,747 for operations.  These loans carry simple interest of 10% and are due and payable December 31, 2013.

Management performed an evaluation of the Company’s activity through the date these financials were issued to determine if they must be reported.  The Management of the Company determined that there were no other reportable subsequent events to be disclosed.

Royal Bees Company, Inc.

Balance Sheet

September 30, 2012 (unaudited) and December 31, 2011 (audited)

	2012	2011
ASSETS
Current Assets
Cash in Bank	$-	$3,568
Inventory	784	3,692
Total Current Assets	784	7,260
Fixed Assets
Vehicles	36,414	27,414
Equipment/Hives	7,521	7,521
(Less) Accumulated Depreciation	(23,679)	(14,181)
Hive construction	26,884	22,843
(less) Accumulated Amortization	(14,984)	(8,867)
Total Fixed Assets	32,156	34,730

Total Assets	$32,940	$41,990

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable-trade	$1,284	$4,040
Accrued Interest	14,657	9,022
Total Current Liabilities	15,941	13,062
Long Term Liabilities
Notes payable - related party	83,247	63,500
Total Long Term Liabilities	83,247	63,500
Total Liabilities	99,188	76,562
Shareholders' Equity (Deficit)
Capital stock, 100,000,000 shares authorized 10,855,000 shares outstanding
	10,855	10,855
Paid-In Capital	19,743	19,743
Retained Earnings	(96,846)	(65,170)
Total Shareholder's equity (deficit)	(66,248)	(34,572)
Total Liabilities and Shareholders' Equity (Deficit)	$32,940	$41,990

Royal Bees Company, Inc.

Statement of Operations

For the period ending September 30, 2012 and 2011

	3 months ended September 30,		9 months ended September 30,
	2012	2011	2012	2011

Net sales	$15,846	$4,596	$46,808	$20,167

Cost of goods sold	7,409	2,085	19,851	5,334

Gross Profit	8,437	2,511	26,957	14,833

Expenses
Consulting fees	11,475	1,100	19,190	4,242
Professional fees	2,240	-	17,046	9,064
General and Administrative Expenses	5,666	8,371	16,761	25,495
Total expenses	19,381	9,471	52,997	38,801
Net (loss) from operations	(10,944)	(6,960)	(26,040)	(23,968)

Other income and (expenses)
Interest Expense	(2,077)	(1,500)	(5,635)	(4,500)
Total other income and (expense)	(2,077)	(1,500)	(5,635)	(4,500)

Net (loss)	$(13,021)	$(8,460)	$(31,675)	$(28,468)

Net loss per share	$(0.01)	$(0.01)	$(0.01)	$(0.01)

Weighted average of outstanding shares	10,855,000	10,855,000	10,855,000	10,855,000

Royal Bees Company, Inc.

Statement of Shareholders’ Equity (Deficit)

For the quarters ended September 30, 2012 and 2011

		COMMON		PAID IN	RETAINED
Date	Description	SHARES	AMOUNT	CAPITAL	DEFICIT	TOTAL

6/16/2010	Opening Balance
6/30/2010	Loan contribution - related party	-	-	7,558	-	7,558
8/20/2010	Founders shares issued for cash	10,000,000	10,000	(9,000)	-	1,000
11/8/2010	Shares sold for cash	540,000	540	-	-	540
12/20/2010	Shares sold for cash	305,000	305	30,195	-	30,500
12/27/2010	Shares sold for cash	10,000	10	990	-	1,000
	Loan contribution-related party	-	-	(10,000)	-	(10,000)
	Net Income/Loss	-	-	-	(21,422)	(21,422)
	December 31, 2010	10,855,000	10,855	19,743	(21,422)	9,176

1/1/2011	Balance forward	10,855,000	10,855	19,743	(21,422)	9,176
3/31/2011	Net Income/Loss	-	-	-	(17,331)	(17,331)
		10,855,000	10,855	19,743	(38,753)	(8,155)
6/30/2011	Net Income/Loss	-	-	-	(2,977)	(2,977)
		10,855,000	10,855	19,743	(41,730)	(11,132)
9/30/2011	Net Income/Loss	-	-	-	(8,460)	(8,460)
	September 30, 2011	10,855,000	10,855	19,743	(50,190)	(19,592)

1/1/2012	Opening balance	10,855,000	10,855	19,743	(65,170)	(34,572)
3/31/2012	Net Income/Loss	-	-	-	(8,163)	(8,163)
		10,855,000	10,855	19,743	(73,333)	(42,735)
6/30/2012	Net Income/Loss	-	-	-	(10,491)	(10,491)
		10,855,000	10,855	19,743	(73,333)	(53,226)
9/30/2012	Net Income/Loss	-	-	-	(13,021)	(13,021)
	September 30, 2012	10,855,000	10,855	19,743	(86,354)	(66,247)

Royal Bees Company, Inc.

Statement of Cash Flows

For the period ended September 30, 2012 and 2011

	2012	2011
Cash flows from operations
Net (Loss)	$(31,675)	$(28,768)
Adjustments to reconcile net income to net operating activities
Depreciation	9,498	7,359
Amortization	6,116	4,746
Increase (Decrease) in accounts payable	(2,756)	-
Increase (Decrease) in accrued interest	5,635	4,500
(Increase) Decrease in prepaid expenses	-	(1,794)
(Increase) Decrease in accounts receivable	-	(1,760)
Inventory (increase) reduction	2,908	(2,450)
Rounding error	-	1
Net cash provided by operations	(10,274)	(18,166)

Investing Activities
Purchase of fixed assets	9,000	6,757
Hive construction	4,041	6,240
Purchase of other assets
Net cash used in investing activities	13,041	12,997

Financing Activities
Borrowing for working capital	19,747	-
Net cash generated by financing activities	19,747	-

Increase (decrease) in cash and equivalents	(3,568)	(31,163)
Cash at the beginning of period	3,568	31,265
Cash at the end of period	$-	$102

Supplemental disclosures to the Statement of Cash Flows
State Franchise tax paid	$-	$-
Interest paid	$-	$-

Royal Bees Company, Inc.

Footnotes to Financial Statements

As of September 30, 2012 and 2011

NOTE 1

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the business – The Company was incorporated under the laws of the State of Nevada on June 16, 2010. The Company’s primary business is harvesting honey from their beehives as well as renting out their bees to pollinate fields for farmers and other agricultural ventures.

Pervasiveness of estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

Cash and cash equivalents – For financial statement presentation purposes, the Company considers all short term investments with a maturity date of three months or less to be cash equivalents.

Inventories – The Company inventories are comprised of honey (raw goods), containers and labels in which to package the honey for sale, and finished goods ready for sale. The Company accounts for its inventory by applying the lower of cost or market method, on a first-in, first-out (FIFO) basis.

Property and Equipment – Property and equipment is stated at cost. Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets.

Trucks and trailers	3 years
Hive equipment	5 years
Hive construction	3 years

Expenditures for major renewals and betterments that extend the useful lives of the assets are capitalized and amortized over 3-5 years.  Expenditures for maintenance and repairs of the assets are charged to expense as incurred.

Loan Fees – Loan fees are stated at cost.  Amortization on loan fees is calculated using the straight-line method over the term of the loans.

Revenue Recognition – Wholesale revenues are recognized when the risks and rewards of ownership have passed to the customer, based on the terms of sale. This occurs upon shipment or upon receipt by the customer depending on the country of the sale and the agreement with the customer. Provisions for sales discounts, returns and miscellaneous claims from customers are made at the time of sale.

Income Tax – The Company accounts for income taxes under ASC 740 "Income Taxes" which codified SFAS 109, "Accounting for Income Taxes." under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Basic and Diluted Net Income (Loss) Per Share  – The Company computes net income (loss) per share in accordance with ASC 260 "Earnings Per Share" which codified SFAS No. 128. "Earnings per Share." ASC 260 requires presentation of both basic and diluted earnings per Share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In Basic and Diluted Net Income (Loss) Per Share computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Fair Value of Financial Instruments

Fair value measurements are determined under a three-level hierarchy for fair value measurements that prioritizes the inputs to valuation techniques used to measure fair value, distinguishing between market participant assumptions developed based on market data obtained from sources independent of the reporting entity (“observable inputs”) and the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (“unobservable inputs”).

Fair value is the price that would be received to sell an asset or would be paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date. In determining fair value, the Company primarily uses prices and other relevant information generated by market transactions involving identical or comparable assets (“market approach”). The Company also considers the impact of a significant decrease in volume and level of activity for an asset or liability when compared with normal activity to identify transactions that are not orderly.

The highest priority is given to unadjusted quoted prices in active markets for identical assets (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Securities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The three hierarchy levels are defined as follows:

Level 1 – Quoted prices in active markets that is unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 – Quoted prices for identical assets and liabilities in markets that are not active, quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly;

Level 3 – Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

Credit risk adjustments are applied to reflect the Company’s own credit risk when valuing all liabilities measured at fair value. The methodology is consistent with that applied in developing counterparty credit risk adjustments, but incorporates the Company’s own credit risk as observed in the credit default swap market.

The Company's financial instruments consist primarily of cash, accounts payable and accrued expenses, and convertible debt. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.  The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.

Stock-based compensation ASC 718 "Compensation - Stock Compensation" codified SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company should determine if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 "Equity - Based Payments to Non-Employees" which codified SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Measurement of share-based payment transactions with non-employees shall be based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction should be determined at the earlier of performance commitment date or performance completion date.

Issuance of shares for service  – The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Recent Pronouncements

The following accounting pronouncements if implemented would have no effect on the financial statements of the Company.

In May 2011, the FASB issued new authoritative guidance to provide a consistent definition of fair value and ensure that fair value measurements and disclosure requirements are similar between GAAP and International Financial Reporting Standards. This guidance changes certain fair value measurement principles and enhances the disclosure requirements for fair value measurements. This guidance is effective for interim and annual periods beginning after December 15, 2011 and is applied prospectively. The Company does not expect that the adoption of this guidance will have a material impact on its financial statements.

In June 2011, the FASB issued ASU No. 2011-05, “Presentation of Comprehensive Income.” The guidance improves the comparability of financial reporting and facilitates the convergence of U.S. GAAP and IFRS by amending the guidance in ASC 220, Comprehensive Income.  Under the amended guidance, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, the entity is required to present on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement(s) where the components of net income and the components of other comprehensive income are presented. This guidance is effective retrospectively for annual and interim periods beginning after December 15, 2011.  The adoption of the guidance is not expected to have a material impact on the Company's Consolidated Financial Statements or the Notes thereto.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

NOTE 2

UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.  As reflected in the accompanying financial statements as of September 30, 2012, the company has net accumulated losses since inception of $96,846 and a negative working capital deficiency of $15,157.  These factors raise substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the company’s ability to raise additional funds through the sale of stock and / or debt and by implementing its business plan, which calls for increasing sales through marketing its existing services to surrounding businesses in the San Diego area and current industry connections.  As sales increase, the Company intends to broaden its target markets. The financial statements do not include any adjustments that might be necessary if the company is unable to continue as a going concern.

NOTE 3:

PREPAID EXPENSES

The Company prepaid for storage of their raw goods and finished goods inventory for 12 months in July 2010.  The amounts were expenses quarterly until expended, and the Company will continue on a month to month basis after the expiration of their prepayments. The Company also paid a legal retainer. As of September 30, 2012 and 2011, the Company had prepaid expenses of $0 and $0, respectively.  The Company had no prepaid expenses as of December 31, 2011.

NOTE 4:

INVENTORY

The Company inventories are comprised of honey (raw goods), stored in 60- and 24-gallon buckets, containers and labels in which to package the honey for sale, and finished goods ready for sale. The Company accounts for its container inventory by applying the lower of cost or market method, on a first-in, first-out (FIFO) basis. The Company accounts for its raw honey by calculating a cost per pound based on the care and feeding of the bees in the off-season.  The cost of producing the honey is recalculated each year.  The cost of finished goods inventory is the cost of the honey (raw goods), container and label (if any) which comprise the finished product.

As of September 30, 2012 and 2011, the Company had inventory of $784 and $4,309, respectively, comprised of the following:

	2012	2011
Raw honey	284	3,801
Containers & labels	500	508
Total Inventory	$784	$4,309

As of December 31, 2011, the Company had inventory of $3,691, comprised of $2,824 in raw honey and $867 in containers and labels.

NOTE 5

PROPERTY AND EQUIPMENT

The major classifications of equipment are summarized below:

	Estimated Life	September 30,
		2012	2011
Trucks and trailer	3 years	$36,414	27,414
Equipment	5 years	$7,521	7,521
		$43,935	34,935
Less: accumulated depreciation		(23,679)	(11,520)
		$20,256	23,415

Hive construction	3 years	$26,884	22,843
Less: accumulated amortization		(14,984)	(6,964)
		$11,900	15,879

Depreciation expense for the period ending September 30, 2012 and 2011 was $9,498 and $7,359, respectively. Depreciation expense for the year ended December 31, 2011 was $10,020. Amortization expense for the period ending September 30, 2012 and 2011 was $6,116 and $4,746, respectively (see Note 9).  Amortization expense for the year ended December 31, 2011 was $6,650.

NOTE 6

NOTES PAYABLE – RELATED PARTY

At various times during the periods, the Company found it necessary to borrow funds from a shareholder to fund the Company.  These notes bear simple interest of 10% and were due and payable December 31, 2013.  As of September 30, 2012 and 2011, Notes payable to a related party total $83,247 and $60,000. The accrued interest on these notes as of September 30, 2012 and 2011 was $14,657 and $7,467, respectively. Accrued interest on these notes as of December 31, 2011 was $9,022.

As of September 30, 2012 and 2011, the Company recorded interest expense of $5,635 and $4,500, respectively.

NOTE 7

RELATED PARTY TRANSACTIONS

During the period ended September 30, 2012 and 2011, the Company paid its major shareholder $18,910 and $6,442 for consulting fees and reimbursements for construction materials and office supplies, respectively.  As of December 31, 2011, the Company paid its major shareholder $6,542 for consulting fees and reimbursements.

In anticipation of forming the company, the major shareholder contributed $7,558 in construction, hives and other tools. The major shareholder was loaned $10,000 by a third party.  This loan was assumed by the company in the fourth quarter of 2010.  All imputed interest to the company is calculated from the assumption date (see Note 6).

NOTE 8

COMMON STOCK

In August 2010, the company issued 10 million shares of founder’s stock for $1,000 to the majority shareholder.

In 2 subsequent rounds of financing, the company issued 540,000 shares at $.001/share and 315,000 shares at $.10/share for $540 and $31,500 respectively to independent investors.

As of September 30, 2012 and 2011, of the 100,000,000 shares of $.001 par value common stock authorized, there were 10,855,000 common stock shares issued and outstanding.

NOTE 9

REVENUES

The Company generates revenues from sales of honey harvested from its hives, rental of bees, sales of nucs (small clusters of bees with a queen) and swarm removal services.  In accordance with ASC-280-10, the Company uses the management method of reporting its business segment activities.  The segments were grouped by product sales and services to be provided. As of September 30, 2012 and 2011, revenue was generated as follows:

2012	Honey and Bee	Pollination and
	Nuc Sales	Swarm Removal	Total
Revenue	33,108	13,700	46,808
Cost of goods sold	(11,717)	(8,134)	(19,851)
Gross Profit	$21,391	$5,566	$26,957
Expenses	(29,316)	(29,316)	(58,632)
Net Loss	$(7,925)	$(23,750)	$(31,675)

2011	Honey and Bee	Pollination and
	Nuc Sales	Swarm Removal	Total
Revenue	9,397	10,770	20,167
Cost of goods sold	(6,641)	(6,053)	(12,694)
Gross Profit	2,756	4,717	7,473
Expenses	(18,121)	(18,121)	(36,242)
Net Loss	$(15,365)	$(13,404)	$(28,768)

For the period ended September 30, 2012 and 2011, depreciation expense and amortization of hive construction costs were allocated equally between segments.

As of September 30, 2012 and 2011, the Company recorded depreciation expenses of $9,498 and $7,359, respectively.

As of September 30, 2012 and 2011, the Company recorded amortization expenses of $6,116 and $4,746, respectively.

NOTE 10 - INCOME TAXES

No provision was made for income tax for the years ended December 31, 2011 and 2010.  The Company, from the date of inception, has incurred net operating losses for tax purposes of approximately $96,846. The net operating loss carry-forward may be used to reduce taxable income through the year 2026. The availability of the Company's net operating loss carry-forwards is subject to limitation if there is a 50% or more change in the ownership of the Company's stock.

There was no significant difference between reportable income tax and statutory income tax. A 100% valuation allowance has been established against the deferred tax asset, as the utilization of the loss carry-forwards cannot reasonably be assured. A reconciliation between the income taxes computed in the United States is as follows:

Deferred tax asset	41,489
Valuation allowance	(41,489)
0%

US federal income tax rate	34.00%
California foreign corporation tax rate	8.84%
42.84%
Valuation allowance -	(42.84%)
Provision for income tax	0

NOTE 11

SUBSEQUENT EVENTS

Management performed an evaluation of the Company’s activity through the date these financials were issued to determine if they must be reported.  The Management of the Company determined that there were no other reportable subsequent events to be disclosed.

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

ROYAL BEES COMPANY, INC.

1,855,000 SHARES OF

COMMON STOCK

TO BE SOLD BY CURRENT SHAREHOLDERS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2013 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ____________, 2012

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our company’s charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the company shall have any liability to the company or its stockholders for monetary damages. The Nevada Revised Statutes provide that a corporation’s charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter and bylaws provide that the company shall indemnify and advance expenses to its currently acting and its former directors and officers to the fullest extent permitted by the Nevada Revised Business Corporations Act, except for liability for (i) breach of duty of loyalty, (ii) acts or omissions not in good faith that involve intentional misconduct or knowing violation of law, (iii) for the payment of distributions to stockholders in violation of section 78.300 of the Nevada Revised Statutes, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

The charter and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with Royal Bees Company, Inc. However, nothing in our charter or bylaws of the company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of negligence or misconduct of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange Commission Filing Fee	$25.50
Printing Fees and Expenses	500.00
Legal Fees and Expenses	11,500.00
Accounting Fees and Expenses	7,000.00
Blue Sky Fees and Expenses	500.00
Trustee’s and Registrar’s Fees	300.00
Miscellaneous	184.50
TOTAL	$ 20,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

During August 2010, the Company issued 10,000,000 shares of founder’s stock for $1,000.  On November 8, 2010, we sold 540,000 shares of common stock for $540, on December 20, 2010 we sold 305,000 shares of common stock for $30,500 and on December 27, 2010 we sold 10,000 shares of common stock for $1,000 cash. The shares were sold to our founder and 24 unrelated individuals. The shares were sold to accredited investors in a private transactions without registration in reliance on the exemption provided by Section 4(2) of the Securities Act. No broker was involved and no commissions were paid in the transaction.

ITEM 27. EXHIBITS.

Exhibits.

SEC Ref. No. 3.1 3.2 5.1 10.1 23.1 23.2	Title of Document Articles of Incorporation By-laws Legal Opinion Promissory Note Consent of Cletha A. Walstrand, P.C., included in exhibit 5.1 Consent of R.R. Hawkins & Associates International, a PC	Location ** ** ** ** ** **

**  Incorporated by reference to the S-1 Registration Statement and amendments filed February 10, 2012, October 10, 2012, December 19, 2012 and February 19, 2013.

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling persons of Royal Bees in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to:

(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California on March 15, 2013.

ROYAL BEES COMPANY, INC.

By: /s/ Vladimir Lyashevskiy

Vladimir Lyashevskiy

Principal Executive Officer

By: /s/ Vladimir Lyashevskiy

Vladimir Lyashevskiy

Principal Financial Officer,

Controller and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature

Title

Date

/s/ Vladimir Lyashevskiy

Sole Director,

March 15, 2013

Principal Executive Officer

Principal Financial Officer,

Controller and Principal Accounting Officer